Exhibit 99.1

LEASE AGREEMENT

CHRISTENSEN HOLDINGS, L.P., A CALIFORNIA LIMITED

PARTNERSHIP

and

PALMSOURCE, INC., A DELAWARE CORPORATION

September 24 2004

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EXHIBITS INDEX

Exhibit A	PREMISES

Exhibit B	PROPERTY

Exhibit C	WORK LETTER AGREEMENT

Exhibit C-1	SHELL DEFINITION

Exhibit D	COMMENCEMENT DATE MEMORANDUM

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LEASE AGREEMENT

This Lease Agreement (“Lease”), dated as of September 29th, 2004, is made and entered into by Christensen Holdings, L.P., a California limited partnership, (“Landlord”) and PalmSource, Inc., a Delaware corporation (“Tenant”).

1. Demise. In consideration of the rents and all other charges and payments payable by Tenant, and for the agreements, terms and conditions to be performed by Tenant in this Lease, LANDLORD DOES HEREBY LEASE TO TENANT, AND TENANT DOES HEREBY HIRE AND TAKE FROM LANDLORD, the Premises described below (the “Premises”), upon the agreements, terms and conditions of this Lease for the Term hereinafter stated.

2. Premises. The Premises demised by this Lease are approximately seventy-one thousand seventy (71,070) rentable square feet of space, consisting of the ground floor (containing 23,820 rentable square feet of space) and the entire second floor (containing 23,230 rentable square feet of space) and the entire third floor (containing 24,020 rentable square feet of space), all as shown on Exhibit A attached hereto, in that certain building (“Building”) consisting of three (3) floors of leaseable space and a full basement level with parking facilities at 1188 East Arques Avenue, Sunnyvale, California, together with the non-exclusive right to use the Common Areas (defined below) in common with other tenants of the Building (if Tenant is not then occupying the entire Building), and the Outside Areas (defined in paragraph 43 below) of the Property (to the extent set forth in paragraph 43 below) and parking set forth in paragraph 44 below, in common with other tenants and occupants of the Property. The Building and the adjacent building commonly known as 1198 East Arques Avenue (the “Adjacent Building”) constitute part of a larger office/research and development park commonly known as 1130-1198 East Arques, as more particularly shown on Exhibit B attached hereto, with a total building area of approximately 305,729 rentable square feet (collectively, the “Property”). For purposes of this Lease, the “Common Areas” shall mean all areas and facilities within the Building provided and designated by Landlord for the general use and convenience of Tenant and other tenants and occupants of the Building (if any), including, without limitation, risers and conduits, utility closets, lobbies, elevator, hallways, stairways, common restrooms, if any, and the parking facilities located in the basement level of the Building. The parties agree to square footage figures set forth in this paragraph 2 notwithstanding that the actual rentable square footage of the Premises (and the portions thereof) may be more or less than that specified.

3. Term.

a. Commencement Date. The term of this Lease (“Term”) shall be five (5) years commencing on the Commencement Date (defined below), unless sooner terminated and subject to any extension granted hereunder. The “Commencement Date” of this Lease shall be the later of (i) February 1, 2005; or (ii) the date of substantial completion of the Tenant Improvements (as defined in Exhibit C). For purposes of this Lease, the date of substantial completion shall be the date that all of the following has occurred: (i) the Tenant Improvements are complete except for minor items of adjustment or repair of the type commonly found on an architect’s punchlist which would not materially interfere with Tenant’s use and enjoyment of the Premises; (ii) the City of Sunnyvale has approved the Tenant Improvements in accordance with its building code, evidenced by its completion of a final inspection and written approval of such improvements as so completed in accordance with the building permit issued for the Tenant Improvements; and (iii) if required for legal occupancy by Tenant, the issuance of a Certificate of Occupancy or its equivalent.

b. Commencement Date Memorandum. When the actual Commencement Date is determined, the parties shall execute a Commencement Date Memorandum setting forth such date in the form shown in Exhibit D.

c. Tenant Delays. If the Commencement Date has not occurred on or before February 1, 2005, due to the fault of Tenant, then, the Commencement Date shall be deemed to have occurred on that date (but not prior to February 1, 2005) that substantial completion of the Tenant Improvements would have occurred but for such fault of Tenant. Delays “due to the fault” of Tenant shall mean delays caused by:

(1) Tenant’s failure to furnish information to Landlord for the preparation of plans and drawings for the Tenant Improvements in accordance with the time periods provided in Exhibit C;

(2) Tenant’s request for special materials, finishes or installations which are not readily available;

(3) Tenant’s failure to reasonably approve plans and working drawings in accordance with Exhibit C;

(4) Tenant’s changes in plans and/or working drawings after their approval by Landlord;

(5) Tenant’s failure to complete any of its own improvement work to the extent Tenant delays completion by the City of Sunnyvale of its final inspection and approval of the Tenant Improvements described in Exhibit C; or

(6) Interference with Landlord’s work caused by Tenant or by Tenant’s contractors or subcontractors.

In the event Landlord believes there has been a delay “due to the fault” of Tenant with respect to the Tenant Improvements, Landlord shall inform Tenant in writing of such delay within five (5) business days of the date that Landlord becomes aware of such delay.

d. Early Entry. Tenant shall be permitted to enter the Premises approximately four (4) weeks prior to the Commencement Date (as reasonably determined by Landlord based on input from the General Contractor (as defined in Exhibit C)) for the purpose of planning, constructing, outfitting and installing Tenant’s furniture, fixtures and equipment and otherwise preparing the Premises for Tenant’s occupancy, provided that Tenant’s early entry does not materially interfere with the completion of the Tenant Improvements. Such early entry shall be at Tenant’s sole risk and subject to all the terms and provisions hereof, except for the payment of Base Rent and Additional Rent which shall commence on the Commencement Date. Landlord shall have the right to impose additional reasonable conditions on Tenant’s early entry.

4. Rent.

a. Base Rent. Tenant shall pay to Landlord, in advance on or before the first day of each calendar month of the Term, without further notice or demand and without offset or deduction (except as specifically provided herein), the monthly installments of rent specified below (“Base Rent”):

Months of Term	Base Rent
1 through 12	$73,202.00/month	$(1.03 prsf	)
13 through 24	$80,309.00/month	$(1.13 prsf	)
25 through 36	$83,863.00/month	$(1.18 prsf	)
37 through 48	$87,416.00/month	$(1.23 prsf	)
49 through 60	$94,523.00/month	$(1.33 prsf	)

Upon execution of this Lease, Tenant shall pay to Landlord the Base Rent and Additional Rent (excluding Building Operating Expenses) for the first month of the Term and the Security Deposit hereafter set forth.

b. Additional Rent. In addition to the Base Rent, Tenant shall pay to Landlord, in accordance with this paragraph, Tenant’s proportionate share as specified below of the following items (collectively “Additional Rent”). Tenant’s share shall be adjusted if at any time during the term of this Lease, including any Option Periods, if applicable, Tenant is leasing more or less than the original Premises leased by Tenant as of the date of this Lease.

(1) Taxes and Assessments. Taxes shall include all real estate taxes and assessments applicable to the Property during the Term of this Lease (“Taxes and Assessments”). Taxes and Assessments shall mean any form of assessment, license, fee, tax, levy, penalty (but only if a result of Tenant’s delinquency), or tax (other than net income, gift, capital gains, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is (i) determined by the area of the Premises, the Building or the Property, or any part thereof or the Rent and other sums payable hereunder by Tenant, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of Rent or other sums due under this Lease; (ii) upon any legal or equitable interest of Landlord in the Premises, the Building or the Property, or any part thereof; (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Premises, the Building or the Property; (iv) levied or assessed in lieu of, in substitution for, existing or additional taxes against the Premises, the Building or the Property, whether or not now customary or within the contemplation of the parties; or (v) surcharge against the parking area. Tenant and Landlord acknowledge that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which may formerly have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to Proposition 13 or any other cause are to be included within the definition of real property taxes for purposes of this Lease; provided, however, that Tenant shall not be required to pay any increases in Taxes resulting from a reassessment of the Property due to any transfer of the Property (or any portion thereof) that occurs during the initial five-year Term.

Tenant acknowledges that the Building and other buildings within the Property are on a single tax parcel. Accordingly, the Building shall be allocated a portion of the Taxes for the Property based upon:

(a) the assessed value of the Building as indicated by the tax assessor’s records plus

(b) 16.67% of the assessed value of the land plus

(c) its proportionate share of special assessments based on the total of the assessed value of the Building ((a)) above and the assessed value of the land allocated to the Building ((b)) above compared to the total assessed value of the Property.

These determinations shall be made by Landlord from the respective valuations assigned in the assessor’s work sheet or such other information as may be reasonably available. Landlord’s reasonable determination thereof, in good faith, shall be conclusive. If the assessed value of the Building and/or the Property is increased by the inclusion therein of a value placed upon the personal property or improvements of the

Tenant, and if Landlord pays the taxes based on such increased assessment, then Tenant shall, upon demand, repay to Landlord the portion of such taxes resulting from such increase in assessment. In the event the Premises and any improvements installed therein by Tenant or Landlord are valued by the assessor disproportionately higher or lower than those of other tenants in the Building or the Property, Tenant’s share of taxes shall be readjusted upwards or downwards accordingly, and Tenant agrees to such readjusted share. Such determination shall be made by Landlord from the respective valuations assigned in the assessor’s work sheet or such other information as may be reasonably available. Landlord’s reasonable determination thereof, in good faith, shall be conclusive.

Tenant’s share of property taxes allocated above to the Building shall be the percentage determined by dividing the rentable area of the Premises by the total rentable area of the Building, which the parties agree shall be 100% as of the date of this Lease.

(2) Insurance. All insurance premiums payable with respect to the Building, including premiums for special form coverage for the Building (including earthquake insurance if Landlord elects to maintain such coverage), commercial general liability insurance, other insurance as Landlord deems necessary and any deductibles paid under policies of any such insurance (“Insurance”), in each case, to the extent such insurance is generally obtained by other landlords of comparable buildings to the Building located in the general area of the Property or such insurance is required by Landlord’s lender, if any. Notwithstanding anything contained herein to the contrary, Tenant shall have no obligation to pay more than $0.12 per rentable square foot of the Premises per calendar year (which amount shall be prorated for any partial calendar year during the Term) toward the cost of any earthquake insurance obtained by Landlord with respect to the Building or the Property. The foregoing calculation shall be based on the average rentable square footage of the Premises leased by the Tenant during the applicable calendar year.

Tenant’s share of the cost of Insurance shall be the percentage determined by dividing the rentable area of the Premises by the total rentable area of the Building, which the parties agree shall be 100% as of the date of this lease. In the event the Premises and any improvements installed therein by Tenant or Landlord are valued disproportionately higher or lower than those of other tenants in the Building, Tenant’s share shall be readjusted upwards or downwards accordingly, and Tenant agrees to such readjusted share. Such determination shall be made by Landlord from information as may be reasonably available. Landlord’s reasonable determination thereof, in good faith, shall be conclusive.

(3) Outside Areas Expenses. “Outside Area Expenses” shall mean all costs to operate, manage, maintain, repair (including necessary replacements), supervise, insure (including provision of general liability insurance (to the extent not included in clause (2) above)) and administer the Outside Areas, including but not limited to watering, fertilizing, landscaping, tree work, spraying, plant and tree replacement, lighting, signage, repair of paving and sidewalks, repair of drainage, fossil filters, P.I.V.’s, trash pickup and disposal, clean-up and sweeping; fire line and water therefor; and any parking charges or other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority or insurer in connection with the use or occupancy of the Outside Areas and/or the Property.

Tenant’s share of the Outside Areas Expenses shall be that percentage determined by dividing the rentable area of the Premises by the total rentable area of all buildings on the Property which the parties agree shall be 23.25% as of the date of this Lease.

(4) Maintenance and Repair of Building. All costs to maintain and repair (including necessary replacements) the Building, (the “Maintenance and Repair Costs”), including but not limited to the roof coverings, the floor slabs, the exterior glass and the exterior walls (including the painting and crack sealing thereof) of the Building, all utility and plumbing systems, and fixtures and equipment located outside the Building and all costs associated with the maintenance, repair and installation of Building alarm systems (if any) and fire detection systems, back flow systems and testing, fire line monitoring, washing and cleaning of exterior window and wall surfaces, any alterations or improvements to the Building to comply with laws first coming into effect after the Commencement Date, and any parking charges or other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority or insurer in connection with the use or occupancy of the Building or the underground parking for the Building, including any costs incurred by Landlord to comply with the TDM Plan (defined below). Also notwithstanding anything to the contrary, Landlord shall not recover any costs per repair or replacement incurred in maintaining, repairing or replacing for structural integrity the load bearing part of the exterior walls (other than for painting or crack sealing), foundation, and structural components of the roof unless said repair or replacement was necessitated by acts of Tenant.

Tenant’s share of the Maintenance and Repair Costs shall be the percentage determined by dividing the rentable area of the Premises by the total rentable area of the Building which the parties agree shall be 100% as of the date of this Lease.

(5) Management and Administration. Tenant’s share of the costs for management and administration of the Building and the Property, including a property management fee, accounting, auditing, billing, postage, employee benefits, payroll taxes, etc., shall be 2.5% of Tenant’s annual Base Rent (the “Management Fees”).

(6) Building Operating Expenses. Building operating expenses (“Building Operating Expenses”) shall include all costs to operate the Building including but not limited to pest extermination, trash removal, janitorial and other maintenance and repair of the Common Area, repair (including necessary replacements) of all inside the Building utility and plumbing systems and fixtures and any equipment including but not limited to the HVAC system located in or servicing the Building, and utility charges for water, gas, electricity, and sewer provided to the Building.

Tenant’s share of the Building Operating Expenses shall be the percentage determined by dividing the rentable area of the Premises by the total occupied rentable area in the Building. For example, if Tenant is the only occupant in the Building, Tenant’s share of Building Operating Expenses shall be 100%. For so long as Tenant leases the entire rentable space in the Building, Tenant shall be responsible for arranging for and paying for any of the items in this category.

Notwithstanding the foregoing provisions, for purposes of this Lease, a repair, replacement or improvement to the Building or the Outside Area shall be considered a capital expenditure, the cost of which shall be amortized as provided below, if (i) the repair, replacement or improvement has a useful life greater than three (3) years and, (ii) with respect to the Building, the cost of any such repair, replacement or improvement exceeds $10,000, or with respect to the Outside Area the cost of any such repair, replacement or improvement exceeds $25,000. The cost of any such repair, replacement or improvements shall be fully amortized, on a straight-line basis, over the useful life of the repair, replacement or improvement, which useful life shall be reasonably determined by Landlord consistent with sound accounting practices consistently applied, with interest thereon at an annual rate equal to the prime rate published by The Wall Street Journal as of the date of the expenditure by Landlord, plus two percent (2%).

(7) Exclusions from Additional Rent. Notwithstanding anything contained in this paragraph 4 to the contrary, Additional Rent shall not include the following:

(a) Costs of a capital nature, including without limitation, capital improvements, capital replacements, capital repairs, capital equipment and capital tools, all as determined in accordance with generally accepted accounting principles consistently applied except to the extent such costs are incurred (i) to comply with laws that first came into effect from and after the Commencement Date, (ii) to replace any equipment, fixtures or facilities existing in the Building or on the Property as of the Commencement Date, or (iii) to reduce other Costs, in which case any such costs shall be amortized over the useful life of the improvements, replacement, repair or equipment;

(b) Depreciation and amortization except with respect to permissible capital expenditures;

(c) Financing and refinancing costs, rents payable under a master lease or ground lease by Landlord, and mortgage interest and mortgage payments due under any mortgage or deed of trust encumbering the Building or the Property;

(d) Brokerage commissions;

(e) Costs and expenses incurred in connection with leasing or re-leasing space in the Building or the Property such as space planning, architectural, engineering, attorneys’ fees, advertising costs, the cost of tenant improvements and tenant improvement allowances, tenant concessions and promotional expenses;

(f) Costs and expenses incurred in connection with the termination, modification or enforcement of leases and disputes with tenants in the Building or the Property, lenders or other contractors (other than costs incurred to enforce contractors’ obligations under any service contracts for the Building or the Property), including without limitation, court costs, attorneys’ fees and disbursements;

(g) Costs, repairs and restorations paid for by the proceeds of any insurance, warranty or guaranty benefiting the Landlord;

(h) Specific costs which are separately billed to or paid by tenants of the Property, other than pursuant to the pass-through of Building Operating Expenses, Maintenance and Repair Costs, Outside Area Expenses, Insurance, Taxes and Assessments, or Management Fees;

(i) Damages and costs related to construction or design defects on the Premises or the Building, or any portion thereof, or costs incurred in bringing the Premises or the Building, or any portion thereof, into compliance with applicable codes or regulations applicable to the Building prior to the date hereof;

(j) Costs incurred in connection with or otherwise associated with any clean-up, removal or remediation of Hazardous Substances located on or about the Property or the Building;

(k) Costs of acquiring sculpture, paintings or other objects of art;

(l) Political or charitable contributions;

(m) Costs arising out of the intentional or negligent acts or omissions of Landlord or its Agents (as defined in paragraph 15);

(n) Bad debt loss, rent loss or reserves therefor;

(o) Costs, including legal fees relating to the creation, maintenance and operation of the entity which constitutes the Landlord; and

(p) Penalties or costs, including legal fees, arising from Landlord’s violation of laws or contracts with third parties.

c. Payment of Additional Rent.

(1) Upon execution of this Lease, Landlord shall submit to Tenant an estimate of monthly Taxes and Assessments, Insurance, Outside Area Expenses, Maintenance and Repair Costs, and Management Fees (paragraph 4(b)(1), 4(b)(2), 4(b)(3), 4(b)(4), and 4(b)(5) (collectively, the “Costs”) for the period between the Commencement Date and the following December 31 and Tenant shall pay such estimated Costs in advance on a monthly basis concurrently with the payment of the Base Rent. Tenant shall continue to make said monthly payments until notified by Landlord of a change therein. By March 1 of each calendar year, Landlord shall endeavor to provide to Tenant a statement showing the actual Costs due to Landlord for the prior calendar year, prorated from the Commencement Date during the first year. If the total of the monthly payments of Costs that Tenant has made for the prior calendar year (or portion thereof during which this Lease was in effect) is less than the actual Costs chargeable to Tenant for such prior calendar year, then Tenant shall pay the difference in a lump sum within thirty (30) days after receipt of such statement from Landlord. Any overpayment by Tenant of Costs for the prior calendar year shall be applied as a credit to Tenant. In no event, however, will the Costs (exclusive of Building Operating Expenses) payable by Tenant for the first full year of the Term exceed $0.29 per rentable square foot per month, which amount Landlord represents is its current best estimate of the actual Costs (exclusive of Building Operating Expenses) it will incur on a monthly basis for the first full year of the Term.

(2) The actual Costs for the prior calendar year shall be used as a basis of calculating Tenant’s monthly payment of estimated Costs for the current year, subject to adjustment as provided above and known to Landlord, except that in any year in which resurfacing of the parking area, exterior painting, or material roof repairs or other work are planned, Landlord may include the estimated cost of such work in the estimated monthly Costs to the extent the same are permissible Costs.

Landlord shall make final determination of Costs for the year in which this Lease terminates as soon as possible after termination. Tenant shall remain liable for payment of any amount due to Landlord in excess of the estimated Costs previously paid by Tenant, and, conversely, Landlord shall promptly return to Tenant any overpayment, even though the Term has expired and Tenant has vacated the Premises. Failure of Landlord to submit statements as called for herein shall not be deemed a waiver of Tenant’s obligation to pay Costs as herein provided, unless such failure continues for more than one hundred eighty (180) days following the end of such year.

(3) Landlord shall submit to Tenant an estimate of monthly Building Operating Expenses for the first three (3) months of the Term and Tenant shall pay the estimated Building Operating Expenses in advance on a monthly basis concurrently with the payment of the Base Rent. Tenant shall continue to make said monthly payments until notified by Landlord of a change therein. The monthly Building Operating Expenses shall be periodically estimated by Landlord and reconciled quarterly with actual Expenses for such period. If Landlord’s reconciliation discloses that the estimated Expenses for such period were less than the actual Expenses for such period, then the excess shall be credited against the next monthly installment(s) of Expenses due from Tenant. If, however, the estimated Expenses paid by Tenant for such period were less than the actual Expenses for such period, Tenant shall pay the difference to Landlord within thirty (30) days from the date of Landlord’s statement.

d. General Payment Terms. The Base Rent, Costs, Expenses, Additional Rent and all other sums payable by Tenant to Landlord hereunder are referred to as the “Rent.” All Rent shall be paid without deduction, offset or abatement (except as otherwise specifically provided herein) in lawful money of the United States of America. Rent for any partial month during the Term shall be prorated for the portion thereof falling due within the Term.

5. Late Charge. Notwithstanding any other provision of this Lease, Tenant hereby acknowledges that late payment to Landlord of Rent or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or other sums due from Tenant are not received by Landlord or by Landlord’s designated agent within five (5) days after the date such Rent or other sum is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount, plus any reasonable attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. Landlord and Tenant hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant’s late payment. Except with respect to the Rent and late charges paid, Landlord’s acceptance of such late charges shall not constitute a waiver of Tenant’s default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted under this Lease. Notwithstanding the foregoing, in no event shall Landlord assess a late charge with respect to the first late payment of Rent made during any consecutive twelve (12) month period, unless such Rent is not paid within five (5) days after written notice from Landlord to Tenant of such delinquency.

Initials:

Landlord     HC         Tenant     DSY

6. Security Deposit. Concurrently with Tenant’s execution of the Lease, Tenant shall deposit with Landlord the Security Deposit in the amount of One Hundred

Forty-Six Thousand Four Hundred Four Dollars ($146,404) as security for the full and faithful performance of each and every term, covenant and condition of this Lease. Landlord may use, apply or retain the whole or any part of the Security Deposit as may be reasonably necessary (a) to remedy Tenant’s default in the payment of any Rent beyond any applicable cure period, (b) to repair damage to the Premises caused by Tenant, (c) to clean the Premises upon termination of this Lease, (d) to reimburse Landlord for the payment of any amount which Landlord may reasonably spend or be required to spend by reason of Tenant’s default beyond any applicable cure period, or (e) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default including without limitation, those damages provided for in California Civil Code Section 1951.2 and any successor statutes providing for damages in the event of the termination of a lease due to a default by the tenant thereunder, and those damages provided by other provision of applicable law now or hereafter in force or provided for in equity. As a material part of the consideration given by Tenant to Landlord to induce Landlord to enter into this Lease, Tenant waives the provisions of California Civil Code Section 1950.7, and all other provisions of law now in force or that become in force after the date of the execution of this Lease, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant, or to clean the Premises. Landlord and Tenant agree that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other foreseeable or unforeseeable loss or damage to Landlord caused by the negligence or willful misconduct of Tenant or Tenant’s Agents or invitees. Should Tenant faithfully and fully comply with all of the terms, covenants and conditions of this Lease, within thirty (30) days following the expiration of the Term, the Security Deposit or any balance thereof shall be returned to Tenant or, at the option of Landlord, to the last assignee of Tenant’s interest in this Lease. If Landlord so uses or applies all or any portion of said deposit, within ten (10) days after written demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full extent of the above amount, and Tenant’s failure to do so shall be a default under this Lease. No part of the Security Deposit shall be considered to be held in trust, to bear interest or another increment for its use, or to be prepayment for any moneys to be paid by Tenant under this Lease. In the event Landlord transfers its interest in this Lease, Landlord shall transfer the then remaining amount of the Security Deposit to Landlord’s successor in interest, and thereafter Landlord shall have no further liability to Tenant with respect to such Security Deposit.

7. Possession.

a. Delay in Delivering Possession. If Landlord cannot deliver possession of the Premises to Tenant with the Tenant Improvements substantially complete on or before February 1, 2005, this Lease shall not be void or voidable, nor shall Landlord, or Landlord’s Agents be liable to Tenant for any loss or damage resulting therefrom. In such event, subject to the provisions of paragraph 3(c), Tenant shall not be liable for Rent until Landlord delivers possession of the Premises to Tenant, and the expiration date of the Term shall be extended by the same number of days that Tenant’s possession of the Premises is delayed. If, however, the Tenant Improvements are not substantially complete by February 1, 2005 for any reason other than delays caused by Tenant or force majeure, then Tenant shall be entitled to one (1) day of free Rent for each day after February 1, 2005 that substantial completion of the Tenant Improvements is delayed. Furthermore, if possession of the Premises cannot be delivered with the Tenant Improvements substantially complete by May 1, 2005, for any reason other than delays caused by Tenant, then Tenant may at its option by notice in writing to Landlord, cancel this Lease by delivery of written notice to Landlord no later than May 15, 2005, in which event Landlord shall return the prepaid Rent and Security Deposit to Tenant and thereafter Landlord and Tenant shall be discharged from all obligations hereunder.

8. Use of Premises.

a. Permitted Uses. The Premises shall be used only for research and development, laboratories, training, and/or office uses and any uses incidental thereto, including cafeteria and workout facilities, to the extent permitted by governmental regulations. No printed circuit board manufacture or wafer fabrication shall be permitted, or any activities involving Hazardous Materials (as defined in paragraph 31 hereof), except that Tenant shall be permitted to use small quantities of Hazardous Materials of the type ordinarily found in customary office products, cleaning supplies and equipment and fire suppression equipment or any other Hazardous Materials approved by Landlord in writing.

b. Compliance with Governmental Regulations. Tenant shall, at Tenant’s expense, faithfully observe and comply with all municipal, state and federal statutes, rules, regulations, ordinances, requirements, and orders, now in force or which may hereafter be in force pertaining to the Premises or Tenant’s use thereof, including without limitation, any statutes, rules, regulations, ordinances, requirements, or orders requiring installation of fire sprinkler systems or removal of asbestos placed on the Premises by Tenant, whether substantial in cost or otherwise, and all recorded covenants, conditions and restrictions affecting the Property (“Private Restrictions”) now in force or which may hereafter be in force; provided that no such future Private Restrictions shall materially affect Tenant’s use and enjoyment of the Premises or Property and provided, however, that Tenant shall not be required to make (i) alterations or improvements to the Premises or Building not related to Tenant’s specific use of the Premises unless the requirement for such changes is imposed as a result of any improvements or additions made or proposed to be made at Tenant’s request (ii) any improvements to the Building or Premises necessary to bring the same into compliance with current laws except to the extent such improvements are required as a result of the Tenant Improvements or any other alterations or improvements to the Premises made by or on behalf of Tenant, or (iii) any changes constituting Landlord’s Work. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such rule, regulation, ordinance, statute or Private Restrictions, shall be conclusive of that fact as between Landlord and Tenant.

9. Acceptance of Premises. Landlord shall deliver the Premises to Tenant on the Commencement Date with all Building systems and subsystems, foundation and structural elements in good working condition and repair. Subject to the representations, warranties and covenants of Landlord contained in this Lease and in the Work Letter Agreement, and subject further to any latent defects discovered during the first year of the Term, by execution hereof, Tenant accepts the Premises as suitable for Tenant’s intended use and as being in good and sanitary operating order, condition and repair, AS-IS, and without any other representation or warranty by Landlord as to the condition of the Premises or as to the suitability or fitness of the Premises for the conduct of Tenant’s business or for any other purpose. Any damage to the Premises caused by Tenant’s move-in shall be repaired or corrected by Tenant, at its expense.

10. Surrender. Upon the expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in its condition existing as of the Commencement Date, normal wear and tear and fire or other casualty excepted, with all interior walls repaired and repainted if damaged, all carpets cleaned, all broken, marred or nonconforming acoustical ceiling tiles replaced with matching tiles, all interior sides of windows washed, all burned out or broken light bulbs or ballasts replaced, the HVAC equipment serviced and repaired by a reputable and licensed service firm (if Tenant is at any time, pursuant to the terms of this Lease, required to maintain the HVAC system serving the Premises), and all floors cleaned, all to the reasonable satisfaction of Landlord. Tenant shall remove from the Premises all of Tenant’s Personal Property, and any alterations or improvements (excluding the Tenant Improvements, as defined in the Work Letter Agreement) to the Premises made by or on behalf of Tenant that Landlord designates for removal by Tenant pursuant to paragraph 11(b) below and any other improvements that Landlord designates for removal if such improvements were not approved by Landlord, and repair any damage and perform any restoration work caused by such removal. If Tenant fails to remove such alterations or improvements and Tenant’s Personal Property, and such failure continues after the termination of this Lease, Landlord may retain such property and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such property in public storage for Tenant’s account. Tenant shall be liable to Landlord for costs of removal of any such alterations and improvements and Tenant’s Personal Property and storage and transportation costs of same, and the cost of repairing and restoring the Premises to the condition existing prior to the installation and removal of any such alterations, improvements or personal property, together with interest at the Interest Rate (as defined in paragraph 52) from the date of expenditure by Landlord. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord and its Agents against all loss or liability, including reasonable attorneys’ fees and costs, resulting from delay by Tenant in so surrendering the Premises.

Normal wear and tear, for the purposes of this Lease, shall be construed to mean wear and tear caused to the Premises by a natural aging process which occurs in spite of prudent application of commercially reasonable standards for maintenance, repair and janitorial practices to the extent the same are Tenant’s obligations under this Lease. It is not intended, nor shall it be construed, to include items of neglected or deferred maintenance which would have or should have been attended to during the Term of the Lease if commercially reasonable standards had been applied to properly maintain and keep the Premises at all times in good condition and repair.

In the event of surrender of this Lease, Landlord shall have the option of terminating all existing subleases or accepting any sublease(s) as a direct lease or leases.

11. Alterations and Additions.

a. Tenant shall not make, or permit to be made, any alteration or addition to the Premises, or any part thereof, without the prior written consent of Landlord, such consent not to be unreasonably withheld. Normal repair and maintenance work (including painting and re-carpeting) shall not be deemed to be an alteration or addition to the Premises. Any alteration or addition to the Premises shall be at Tenant’s sole cost and expense, in compliance with all applicable laws and reasonable requirements requested by Landlord, and in accordance with plans and specifications submitted in writing to Landlord and approved. Tenant agrees not to proceed to make such alterations or additions, notwithstanding consent from Landlord to do so, until ten (10) days after Tenant’s receipt of such consent. Landlord shall approve or reasonably disapprove a request for alterations within ten (10) business days of Landlord’s receipt of Tenant’s request, including reasonably detailed plans and specifications for the proposed alterations or additions. If Landlord does not approve or disapprove such request within such ten (10) business day period, Landlord shall be deemed to have approved the same.

b. All additions, alterations or improvements, including, but not limited to, heating, lighting, electrical, air conditioning, fire extinguishers, lighting fixtures, ballasts, light globes, and tubes, hot water heaters, fixed partitioning, drapery, wall covering and paneling, built-in cabinet work and carpeting installations made by Tenant, together with all property that has become an integral part of the Building, shall at once be and become the property of Landlord, and shall not be deemed trade fixtures, but any or all of the foregoing (excluding any Tenant Improvements) are subject to removal at Landlord’s election at the end of the Term; provided that Landlord informs Tenant that any of the same is subject to removal at the time Landlord consents to any such additions, alterations or improvements. Notwithstanding the foregoing, the following Tenant Improvements, if paid for by Tenant and not included in a Tenant Improvement Allowance, if any, namely telecommunication and computer-related equipment, including specialized flooring, cabling, air conditioning equipment (for the sole purpose of cooling said computers), may be removed by Tenant so long as Tenant repairs any damage caused by such removal.

12. Maintenance of Premises.

a. Maintenance by Tenant. Subject to the provisions of paragraphs 12(c) and (d), throughout the Term Tenant shall, at its sole expense and at all times (whether or not such portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Tenant, and whether or not the need for such repairs occurs as a result of Tenant’s use, (1) keep and maintain in good order, condition, and repair, and to repair and to replace the Premises, and every part thereof, including but not limited to interior glass and windows, interior window frames, door closers, locks, interior and exterior doors and door frames, and the interior of the Premises, (2) keep and maintain in good order, condition, and repair, and replace all utility lighting, and plumbing systems, fixtures and equipment, including without limitation, electricity, gas, fire sprinkler and stand pipes, fire alarms, smoke detection, HVAC, water, and sewer, located in or on the Premises, and furnish all expendables, including fluorescent tubes, ballasts, light bulbs, paper goods and soaps, used in the Premises, (3) keep and maintain in good order, condition and repair the parking facilities in the basement level of the Building (provided that any repairs, replacements or improvements to such parking facilities that are considered a capital expenditure as provided in paragraph 4(b) above shall be made by Landlord and the cost of such repairs, replacements or improvements shall be amortized as provided therein and billed to Tenant as a Maintenance and Repair Cost as provided in paragraph 4(c) above); (4) subject to paragraph 16 hereof, repair all damage to the Building or the Outside Areas caused by the negligence or willful misconduct of Tenant or its Agents or invitees. Tenant shall not do anything to cause any damage, deterioration or unsightliness to the Building and the Outside Areas. If Tenant leases the remainder of the rentable space in the Building, Tenant agrees to maintain and pay for a service contract which meets the manufacturer’s recommendations of the air conditioning, heating and ventilating systems installed in the leased Premises and which is approved by Landlord. Landlord reserves the right to hire a licensed HVAC contractor to inspect annually the air conditioning, heating, and ventilating system. If this contractor finds deficiencies in the condition of this system, Tenant agrees to make all repairs and corrections within a reasonable period of time at Tenant’s expense, and after thirty (30) days notice pay the cost of the inspections by Landlord’s contractor. If no deficiencies are found, Landlord shall pay for the cost of the inspections.

b. Landlord’s Right to Maintain and Repair at Tenant’s Expense. Notwithstanding the foregoing, Landlord shall have the right, but not the obligation, at Tenant’s expense, to enter the Premises and perform Tenant’s maintenance, repair and replacement work. Within thirty (30) days after invoice therefor from Landlord, Tenant shall pay all reasonable costs and expenses incurred by Landlord in connection with such maintenance, repair and replacement work. Landlord shall have the right to perform Tenant’s maintenance, repair and replacement work only if Tenant fails to commence and diligently pursue appropriate remedial action within ten (10) days after receiving written notice from Landlord specifying the nature of Tenant’s failure to comply with paragraph 12(a) of the Lease. Notwithstanding the foregoing, if Tenant’s failure to maintain, repair or replace as required by paragraph 12(a) of the Lease creates an immediate danger of material further damage to the Premises, Landlord shall not be required to give the notice to Tenant set forth in the previous sentence.

c. Maintenance by Landlord. Subject to the provisions of paragraphs 21 and 22, and further subject to Tenant’s obligation, if any, under paragraph 4 to reimburse Landlord, in the form of Additional Rent, for Tenant’s Share of the cost and expense of the following items, Landlord agrees to repair and maintain in good order, condition and repair the following items: the roof coverings (provided that Tenant shall be responsible for damage to roof coverings caused by additional air conditioning or other equipment on the roof installed by Tenant or at Tenant’s request), the floor slabs, and the exterior walls (including any glass therein and including the painting thereof) of the Building; the utility and plumbing systems (including fountain and sewer lines), fixtures and equipment (including the heating, ventilation and air-conditioning systems) located outside the Premises; the Common Areas; and the parking areas, landscaping, sprinkler systems, alarm system, sidewalks, driveways, curbs, and lighting systems in the Outside Areas. Subject to the provisions of paragraphs 21 and 22, Landlord shall maintain, repair, or replace for structural integrity the load bearing part of exterior walls, the foundation, and the structural components of the roof (providing that Tenant shall be responsible for damage to roof coverings caused by additional air conditioning or other equipment on the roof installed by Tenant or at Tenant’s request that damages these components). Landlord shall not be obligated to repair minor settlement cracks on walls or floors of the Premises. Landlord shall be responsible for insuring that the Premises are weather-tight, provided, however, that Landlord shall not be responsible for minor leaking of any walls of the underground parking area of the Building due to minor settlement cracks or porosity. Landlord shall not be required to repair or maintain conditions due to any negligent act or omission or willful misconduct of Tenant or its Agents, contractors or invitees. Landlord’s obligation hereunder to repair and maintain is subject to the condition precedent that Landlord shall have received written notice of the need for such repairs and maintenance. Tenant shall promptly report in writing to Landlord any defective condition known to Tenant that Landlord is required to repair. All work by and for Landlord shall be performed during normal working hours and not on weekends, holidays, or after normal working hours at overtime, holiday, or premium pay. In performing any such work, Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s operations at the Premises.

d. Landlord’s Warranty. Landlord shall warrant the good operating condition of the roof and the HVAC, electrical and plumbing systems serving the Premises and the Building for the first one hundred twenty (120) days of the Term (“Warranty Period”). Landlord’s warranty shall not, however, cover any damage to the roof or such Building systems caused by the negligence or willful misconduct of Tenant, its Agents, contractors or invitees, which shall be repaired at Tenant’s sole expense. Subject to the foregoing limitation, Landlord shall make any repairs and/or replacements to the roof and/or such Building systems that may be required during the Warranty Period at Landlord’s expense, and the cost of any such repairs and/or replacements shall not be included as Costs or Additional Rent. In the event that Landlord does not commence and diligently prosecute to completion the repair of any matter subject to the foregoing warranty within ten (10) business days after receipt of written notice from Tenant of the need for such repair, then Tenant shall have the right to make such repair and invoice Landlord for the cost thereof, which invoice Landlord shall pay within thirty (30) days of receipt. Any such repairs made by Tenant shall be done in a good and workmanlike manner using licensed contractors.

e. Tenant’s Waiver of Rights. Tenant hereby expressly waives all rights to make repairs at the expense of Landlord or to terminate this Lease, as provided for in California Civil Code Sections 1941 and 1942, and 1932 (l), respectively, and any similar or successor statute or law in effect or any amendment thereof during the Term.

13. Landlord’s Insurance. Landlord shall maintain in force during the Term of this Lease special form insurance covering the Building for the full replacement cost thereof and, at Landlord’s option, earthquake coverage. Tenant shall, at its sole cost and expense, comply with any and all reasonable requirements pertaining to the Premises of any insurer necessary for the maintenance of reasonable fire and public liability insurance, covering Building and appurtenances. Landlord may maintain “loss of rents” insurance, insuring that the Rent will be paid in a timely manner to Landlord for a period of at least twelve (12) months if the Premises are destroyed or rendered unusable or inaccessible by any cause insured against under this Lease. The premium for such loss of rents insurance shall be Additional Rent as set forth in paragraph 4(b) (2).

14. Tenant’s Insurance.

a. Liability Insurance. Tenant shall, at Tenant’s expense secure and keep in force a policy of commercial general liability insurance covering the Premises, insuring Tenant, and naming Landlord and its lenders as additional insureds, against liability arising out of the use, occupancy or maintenance of the Premises. The minimum limit of coverage of such policy shall be in the amount of not less than Two Million Dollars ($2,000,000.00) per occurrence (which may be satisfied by the combination of a primary commercial general liability policy and a umbrella liability policy), shall include an extended liability endorsement providing standard contractual liability coverage, and shall contain a severability of interest clause or a cross liability endorsement. The limit of any insurance shall not limit the liability of tenant hereunder. No policy shall be cancelable or subject to reduction of coverage, without at least thirty (30) days prior written notice to Landlord, and loss payable clauses shall be subject to Landlord’s reasonable approval. Such policies of insurance shall be issued as primary policies and not contributing with or in excess of coverage that Landlord may carry, by an insurance company authorized to do business in the State of California for the issuance of such type of insurance coverage and rate A-:VII or better in Best’s Key Rating Guide. A copy of said policy or a certificate evidencing to Landlord’s reasonable satisfaction that such insurance is in effect shall be delivered to landlord upon commencement of the Term, and thereafter whenever said policies are renewed or modified, and also whenever Landlord shall reasonable request.

b. Personal Property Insurance. Tenant shall maintain in full force and effect on all of its fixtures and equipment on the Premises, a policy or policies of special form insurance with standard coverage endorsement to the extent of the full replacement cost thereof. During the term of this Lease the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures and equipment so insured. Landlord shall have no interest in the insurance upon Tenant’s equipment and fixtures and will sign all documents reasonably necessary in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance on Tenant’s possessions. Tenant shall furnish Landlord with a certificate evidencing to Landlord’s reasonable satisfaction that such insurance is currently in effect, and whenever required, shall reasonably satisfy Landlord that such policy is in full force and effect.

15. Indemnification.

Tenant shall indemnify, defend and hold harmless Landlord and its Agents, against and from any and all claims, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys’ fees) arising from (1) Tenant’s use of the Premises or the Building or from any activity done, permitted or suffered by Tenant, its Agents or invitees in and about the Premises, the Building or the Property, and (2) any negligent act or omission or willful misconduct of Tenant, or Tenant’s Agents or invitees, and (3) any action or proceeding brought on account of any matter in items (1) or (2). If any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. As a material part of the consideration to Landlord, Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause whatsoever (except that which is caused by the negligence or willful misconduct by Landlord or its Agents or by the failure of Landlord to observe any of the terms and conditions of this Lease, if such failure has persisted for an unreasonable period of time after written notice to Landlord of such failure), and Tenant hereby waives all claims in respect thereof against Landlord. The obligations of Tenant under this paragraph 15 shall survive any termination of this Lease. Landlord shall indemnify, defend and hold harmless Tenant and its Agents against and from any and all claims, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys’ fees) arising from the negligent act or omission or willful misconduct of Landlord or its Agents. For purposes of this Lease, the term “Agents” shall mean the agents, employees, partners, members, shareholders, officers and directors of Landlord or Tenant, as the case may be.

The foregoing indemnities shall not relieve any insurance carrier of its obligations under any policies required to be carried by either party pursuant to this Lease, to the extent that such policies cover the peril or occurrence that results in the claim that is subject to the foregoing indemnity.

16. Subrogation. Subject to the approval of their respective insurance carriers, Landlord and Tenant hereby mutually waive any claim against the other during the Term for any loss or damage to any of their property located on or about the Premises, the Building or the Property (and including the Premises, Building and Property) that is caused by or results from perils covered by insurance carried (or required to be carried pursuant to the terms of this Lease) by the respective parties, to the extent of the proceeds of such insurance actually received with respect to such loss or damage, whether or not due to the negligence of the other party or its Agents. Because the foregoing waivers will preclude the assignment of any claim by way of subrogation to an insurance company or any other person, each party now agrees to immediately give to its insurer written notice of the terms of these mutual waivers. In the event either party’s insurance carriers refuse to permit a waiver of subrogation rights as contemplated in this paragraph 16, such party shall promptly notify the other party of such refusal. Nothing in this paragraph 16 shall relieve a party of liability to the other for failure to carry insurance required by this Lease.

17. Free from Liens. Tenant shall keep the Premises and the Property free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant hereby indemnifies and holds Landlord and its Agents harmless from all liability and cost, including reasonable attorneys’ fees and costs, in connection with or arising out of any such lien or claim of lien. Tenant shall cause any such lien imposed to be released of record by payment or posting of a proper bond acceptable to Landlord within ten (10) days after written request by Landlord. Tenant shall give Landlord written notice of Tenant’s intention to perform work on the Premises which might result in any claim of lien at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a “Notice of Nonresponsibility.” If Tenant fails to so remove any such lien within the prescribed ten (10) day period, then Landlord may do so at Tenant’s expense and Tenant shall reimburse Landlord as Additional Rent for such amounts upon demand. Such reimbursement shall include all costs incurred by

Landlord including Landlord’s reasonable attorneys’ fees with interest thereon at the Interest Rate.

18. Advertisements and Signs. Subject to Tenant’s receipt of all necessary governmental approvals, Tenant shall be permitted to install, maintain and replace, at Tenant’s sole cost and expense, (i) back-lit eyebrow identification signage above the third floor on two sides of the exterior of the Building (at the northeast corner of the Building facing Lawrence Expressway and Arques) (provided that if pursuant to paragraph 50, Tenant reduces the size of the Premises to less than fifty percent (50%) of the Building, then such signage shall only be on one side of the Building and if Tenant reduces the size of the Premises to less than one full floor of the Building, then Tenant shall have no right to such signage on the Building), and (ii) Tenant identification signage on the monument sign in the Outside Area provided for tenants of the Building and the Adjacent Building. Tenant shall be entitled to use its pro rata share of the monument sign. The size, design, materials and exact location of Tenant’s signage shall be subject to Landlord’s prior approval, which shall not be unreasonably withheld. Tenant shall not place, or permit to be placed, any other signs, advertisements or notices in, upon or about the Premises (that are visible from the exterior of the Building) or the Property without obtaining Landlord’s prior written consent and any such signs, advertisements or notices shall be in compliance with applicable law. Tenant will not conduct, or permit to be conducted, any sale by auction on the Premises or otherwise on the Property. Tenant shall remove any sign, advertisement or notice placed on the Premises by Tenant upon the expiration of the Term or sooner termination of this Lease, and Tenant shall repair any damage or injury to the Premises, the Building or the Property caused thereby, all at Tenant’s expense. If any signs are not removed, or necessary repairs not made, Landlord shall have the right to remove the signs and repair any damage or injury to the Premises, the Building or the Property at Tenant’s sole cost and expense.

19. Utilities. Landlord shall provide usual and customary levels of water, gas, electricity, sewer, and refuse pickup to the Premises. Except as otherwise provided herein, the cost of such utilities and services shall be paid by Landlord and included in Building Operating Expenses. If, however, Landlord reasonably determines that Tenant is using more than its pro rata share of any utilities, then Landlord may charge Tenant for such utilities based on Tenant’s actual usage, as reasonably determined by Landlord. Tenant shall be responsible for all telephone services, janitorial service and any other utilities and services not Landlord’s responsibility furnished directly to and used by Tenant in, on or about the Premises during the Term, together with any taxes thereon, and shall promptly pay all charges for any such utilities and services as and when due. In addition to the foregoing charges, Tenant shall pay to Landlord monthly, as Additional Rent, the out-of-pocket cost to Landlord of any after-hours HVAC and electricity utilized by Tenant in the Premises, which costs shall be determined by Landlord based on submeters. For purposes of this paragraph 19, “after-hours” shall mean Monday through Friday from 6 p.m. to 8 a.m. and Saturday, Sunday and “Holidays.” “Holidays” shall mean New Year’s Day, Memorial Day, Independence Day, Thanksgiving Day and Christmas Day. The cost of such after-hours HVAC and electricity usage shall be billed to Tenant by Landlord at the actual cost to Landlord for such after-hours use. If at any time, Tenant occupies the entire Building, then Tenant shall contract directly with the appropriate utility provider for all water, gas, electricity, sewer, and refuse pickup for the Building and Landlord shall have no further responsibility therefor. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service or other service furnished to the Premises, except that resulting from the willful misconduct of Landlord. In addition, Tenant shall not be entitled to any abatement or reduction of Rent by reason of such failure or interruption, no eviction of Tenant shall result from such failure or interruption, and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of such failure or interruption. Notwithstanding the foregoing, if any utilities or services required to be provided by Landlord as set forth above are interrupted (other than by reason of the negligence or willful misconduct of Tenant, its Agents or invitees), and as a result of such interruption of utilities or services Tenant is prevented from using, and does not use, all or a portion of the Premises for a period of five (5) or more consecutive business days, then all Rent hereunder shall be proportionately abated from the time the disruption first occurs (if the interruption is caused by Landlord’s negligence or willful misconduct) or from the end of such fifth (5th) business day (if such interruption is not caused by Landlord’s negligence or willful misconduct), and continuing until the utility or service is completely restored. Should any failure of utilities or services prevent Tenant from using a material portion of the Premises for more than ninety (90) consecutive days, Tenant shall have the right to terminate this Lease by giving notice of such election to Landlord, which termination shall be effective from the date such notice is given.

20. Entry by Landlord. Tenant shall permit Landlord and its Agents to enter into and upon the Premises at all reasonable times, upon reasonable notice of no less than twenty-four (24) hours, (except in the case of an emergency, for which no notice shall be required), and subject to Tenant’s reasonable security arrangements, for the purpose of inspecting the same or showing the Premises to prospective purchasers, lenders or (during the last six (6) months of the Term) tenants or to alter, improve, maintain and repair the Premises as required or permitted of Landlord under the terms hereof. Landlord and its Agents shall also be permitted to access the roof of the Building through the stairwells on the second and third floors of the Premises to maintain and repair the roof of the Building and any Building equipment located on the roof, including HVAC equipment, and no prior notice to Tenant shall be required for any such access. In each instance, such entry or access by Landlord or its Agents shall be without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned (except for actual damages resulting from the negligence or willful misconduct of Landlord or its Agents). Tenant shall permit Landlord to post notices of non-responsibility and ordinary “for sale” or “for lease” signs, provided that Landlord may post such “for lease” signs and exhibit the Premises to prospective tenants only during the six (6) months prior to termination of this Lease. No such entry shall be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises.

21. Destruction and Damage.

a. If the Building is damaged by fire or other perils covered by extended coverage insurance, Landlord shall, at Landlord’s option:

(1) In the event of damage or destruction of the Building, and, if the damage thereto is such that the Building cannot reasonably be substantially repaired or restored to its condition existing immediately prior to such damage or destruction within two hundred seventy (270) days from the date of such destruction, elect either to commence promptly to repair and restore the Building and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Building, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within sixty (60) days after the occurrence of such destruction. If Landlord elects not to restore the Building, this Lease shall be deemed to have terminated as of the date of such total destruction.

(2) In the event of a damage or destruction of the Building and, if the damage thereto is such that the Building can reasonably be substantially repaired or restored to its condition existing immediately prior to such damage or destruction within two hundred seventy (270) days from the date of such destruction, Landlord shall commence and proceed diligently with the work of repair and restoration, in which event the Lease shall continue in full force and effect.

b. Notwithstanding paragraph 21(a) hereof, if more than $1,500,000 of any damage or destruction to the Building is not covered by property insurance, and Tenant does not agree to contribute such shortfall, Landlord may elect either to commence promptly to repair and restore the Building and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Building, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within sixty (60) days after the occurrence of such damage. If Landlord elects not to restore the Building, this Lease shall be deemed to have terminated as of the date on which Tenant surrenders possession of the Premises to Landlord, except that if the damage to the Premises materially impairs Tenant’s ability to continue its business operations in the Premises, then this Lease shall be deemed to have terminated as of the date such damage occurred.

c. In the event of repair and restoration as herein provided, the monthly installments of Base Rent shall be abated proportionately in the ratio which Tenant’s use of the Premises is impaired during the period of such repair or restoration, unless the damage was caused by the negligence or willful misconduct of Tenant, in which event there shall be abatement of Base Rent only to the extent of rental abatement insurance proceeds received by Landlord. Tenant shall not be entitled to any compensation or damages for loss of use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair or restoration.

d. If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall repair or restore only those portions of the Building and Premises which were originally provided at Landlord’s expense, substantially to their condition existing immediately prior to the occurrence of the damage or destruction; and Tenant shall promptly repair and restore, at Tenant’s expense, Tenant’s fixtures, improvements, alterations and additions in and to the Premises or Building which were not provided at Landlord’s expense.

e. Notwithstanding anything contained in this paragraph 21 to the contrary, in the event of material damage or destruction occurring during the last twelve (12) months of the Term, provided that Tenant has not (at the time of such damage or within thirty (30) days thereafter) exercised any extension option provided herein, then within twenty (20) days of such damage or destruction, either party may elect to terminate this Lease effective sixty (60) days following the date of such damage or destruction.

f. Tenant hereby waives the provisions of California Civil Code Section 1932(2) and Section 1933(4) which permit termination of a lease upon destruction of the leased Premises, and the provisions of any similar law now or hereinafter in effect, and the provisions of this paragraph 21 shall govern exclusively in case of such destruction.

22. Condemnation. If twenty-five percent (25%) or more of the Building or the parking area for the Premises is taken for any public or quasi-public purpose by any lawful governmental power or authority, by exercise of the right of appropriation, inverse condemnation, condemnation or eminent domain, or sold to prevent such taking (each such event being referred to as a “Condemnation”), Landlord or Tenant may, at its option, terminate this Lease as of the date title vests in the condemning party. If the Building after any Condemnation and any repairs by Landlord would be untenantable for the conduct of Tenant’s business operations, Tenant shall have the right to terminate this Lease as of the date title vests in the condemning party. If either party elects to terminate this Lease as provided herein, such election shall be made by written notice to the other party given within thirty (30) days after the nature and extent of such Condemnation have been finally determined. Tenant shall not because of such taking assert any claim against Landlord. Landlord shall be entitled to receive the proceeds of all Condemnation awards, (except separate awards for trade fixtures, personal property and relocation expense), and Tenant hereby assigns to Landlord all of its interest in such awards. If less than twenty-five percent (25%) of the Building or the parking area is taken, Landlord at its option may terminate this Lease. If neither Landlord nor Tenant elects to terminate this Lease to the extent permitted above, Landlord shall promptly proceed to restore the Premises, to the extent of any Condemnation award received by Landlord, to substantially their same condition as existed prior to such Condemnation, allowing for the reasonable effects of such Condemnation, and a proportionate abatement shall be made to the Base Rent corresponding to the time during which, and to the portion of the floor area of the Building (adjusted for any increase thereto resulting from any reconstruction) of which, Tenant is deprived on account of such Condemnation and restoration. The provisions of California Code of Civil Procedure Section 1265.130, which allows either party to petition the Superior Court to terminate the Lease in the event of a partial taking of the Premises, and any other applicable law now or hereafter enacted, are hereby waived by Landlord and Tenant.

23. Assignment and Subletting.

a. Tenant shall not voluntarily or by operation of law, (1) mortgage, pledge, hypothecate or encumber this Lease or any interest herein, (2) assign or transfer this Lease or any interest herein, sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the Agents, guests and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord. A change in control of Tenant shall constitute an assignment requiring Landlord’s consent. The transfer, on a cumulative basis, of more than fifty percent (50%) of the voting control of Tenant (other than transfers on a public stock exchange) shall constitute a change in control for this purpose. When Tenant requests Landlord’s consent to such assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide current financial statements for the proposed assignee or subtenant prepared in accordance with generally accepted accounting principles (if available). Tenant shall also provide Landlord with a copy of the proposed sublet or assignment agreement, including all material terms and conditions thereof. Subject to the provisions of paragraph 23(d), Landlord shall have the option, to be exercised within fifteen (15) business days of receipt of the foregoing, to (1) in the event of an assignment of this Lease or a sublease of all or substantially all of the Premises, cancel this Lease in its entirety effective as of the commencement date stated in the proposed assignment or sublease, (2) consent to the proposed assignment or sublease, or (3) refuse its consent to the proposed assignment or sublease, providing that such consent shall not be unreasonably withheld. In the event that Landlord does not consent or refuse its consent in writing within such fifteen (15) business day period, then Landlord shall be deemed to have consented to such assignment or sublease. Notwithstanding clause (1) of the foregoing sentence relating to Landlord’s right to cancel this Lease, in the event that Tenant desires to assign this Lease or sublease all or substantially all of the Premises, Tenant may, prior to marketing the Premises, give written notice to Landlord of such fact (“Tenant’s Notice”). Landlord shall have the option, exercisable by written notice given to Tenant within ten (10) days after Tenant’s

Notice is given (“Landlord’s Option”), to cancel this Lease, in which event Tenant shall have no further obligation with respect to this Lease effective on the termination date set forth in Tenant’s Notice. In the event that Landlord does not cancel this Lease, then Landlord shall have no right to cancel this Lease or recapture the Premises upon a subsequent assignment or sublease of the Premises for a period of six (6) months commencing on the date of the Tenant’s Notice.

b. Without otherwise limiting the criteria upon which Landlord may withhold its consent, Landlord may take into account the reputation and credit worthiness of the proposed assignee or subtenant, the character of the business proposed to be conducted in the Premises or portion thereof sought to be subleased, and the potential impact of the proposed assignment or sublease on the economic value of the Premises taking into consideration the fact that Tenant will remain liable under this Lease in the event of any such assignment or sublease. In any event, Landlord may withhold its consent to any assignment or sublease, if (1) the actual use proposed to be conducted in the Premises or portion thereof conflicts with the provisions of paragraph 8(a) or (b) above or with any other lease which restricts the use to which any space in the Building may be put, or (2) the proposed assignment or sublease requires unreasonable alterations, improvements or additions to the Premises or portions thereof.

c. If Landlord approves an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of the positive difference, if any, between (1) the rent and any additional rent paid by the assignee or sublessee to Tenant, after deducting the costs of customary real estate commissions and reasonable attorneys’ fees, if any, incurred by Tenant in connection with any such assignment or sublease, and (2) the Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease. The assignment or sublease agreement, as the case may be, after approval by Landlord, shall not be amended without Landlord’s prior written consent, and shall contain a provision directing the assignee or subtenant to pay the rent and other sums due thereunder directly to Landlord upon receiving written notice from Landlord that Tenant is in default under this Lease with respect to the payment of Rent. Landlord’s collection of such rent and other sums shall not constitute an acceptance by Landlord of attornment by such assignee or subtenant. A consent to one assignment subletting, occupation or use, and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any assignment or subletting without Landlord’s consent (if such consent is required under this paragraph 23) shall be void and shall, at the option of Landlord, constitute a Default under this Lease.

d. Notwithstanding the provisions of this paragraph 23 to the contrary, Landlord’s prior written consent shall not be required for, and Landlord shall not have the right to cancel this Lease pursuant to paragraph 23(a) with respect to, an assignment or sublease to any company which controls, is controlled by, or is under common control with, Tenant; any entity resulting from a merger or consolidation with Tenant; or any person or entity which acquires substantially all of the assets of Tenant as a going concern of the business that is conducted at the Premises, provided that in each such instance Tenant gives Landlord written notice of any such assignment or sublease and, in the event of an assignment (other than by operation of law) the assignee assumes, in writing, for the benefit of Landlord all of Tenant’s obligations under the Lease. Any person or entity to which Landlord enters into a sublease or assignment governed by this paragraph 23(d) is herein sometimes referred to as a “Permitted Transferee.”

e. Tenant shall pay Landlord’s reasonable administration fee, not to exceed One Thousand Dollars ($1,000.00) per transaction, incurred in connection with Landlord’s review and processing of documents regarding any proposed assignment or sublease for which Landlord’s consent is required under the terms of this paragraph 23.

f. Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this paragraph 23 on Tenant’s ability to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or, use the Premises or any portion thereof, are, for the purposes of California Civil Code Section 1951.4, as amended from time to time, and for all other purposes, reasonable at the time that the Lease was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof.

g. Notwithstanding anything contained herein to the contrary, Tenant shall have the right, without Landlord’s consent, to allow its contractors, customers and business associates to use portions of the Premises, on a short-term basis not to exceed six (6) months at a time, in furtherance of Tenant’s business operations and the same shall not constitute a sublease or assignment pursuant to this paragraph 23.

24. Tenant’s Default. The occurrence of any one of the following events shall constitute an event of default on the part of Tenant (“Default”):

a. The abandonment of the Premises by Tenant without payment of Rent;

b. Failure to pay any installment of Rent or any other monies due and payable hereunder, said failure continuing for a period of five (5) calendar days following written notice from Landlord to Tenant that the same is past due;

c. A general assignment by Tenant for the benefit of creditors;

d. The filing of a voluntary petition in bankruptcy by Tenant, the filing of a voluntary petition for an arrangement, the filing of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by Tenant’s creditors, said involuntary petition remaining undischarged for a period of sixty (60) days;

e. Receivership, attachment, or other judicial seizure of substantially all of Tenant’s assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof;

f. Failure of Tenant to execute and deliver to Landlord any estoppel certificate or subordination agreement, within the time periods and in the manner required by paragraph 29 or 30, with such failure continuing for a period of three (3) business days following written notice from Landlord to Tenant thereof;

g. An assignment or sublease, or attempted assignment or sublease, of this Lease or the Premises by Tenant contrary to the provision of paragraph 23, unless such assignment or sublease is expressly conditioned upon Tenant having received Landlord’s consent thereto;

h. Failure of Tenant to restore the Security Deposit to the amount and within the time period provided in paragraph 6 above; and

i. Failure in the performance of any of Tenant’s covenants, agreements or obligations hereunder (except those failures specified as events of Default in other paragraphs of this paragraph 24, which shall be governed by such other paragraphs), which failure continues for ten (10) business days after written notice thereof from Landlord to Tenant provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such ten (10) business day period despite reasonable diligence, Tenant shall not be in default under this subparagraph unless Tenant fails thereafter diligently and continuously to prosecute the cure to completion.

Tenant agrees that any notice given by Landlord pursuant to paragraph 24(b) or (i) above shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

25. Landlord’s Remedies.

a. Termination. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

(1) the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus

(2) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(3) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, any costs or expenses reasonably and necessarily incurred by Landlord (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

(5) such reasonable attorneys’ fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus (vi) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. As used in subparagraphs (1) and (2) above, the “worth at the time of award” is computed by allowing interest at an annual rate equal to ten percent (10%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (3) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption of relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default or Tenant hereunder.

b. Continuation of Lease. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations).

c. Re-entry. In the event of any Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

d. Reletting. In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided in paragraph 25(c) or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in paragraph 25(a), Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (1) to reasonable attorneys’ fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (3) to the payment of any reasonable costs of such reletting; (4) to the payment of the costs of any reasonable alterations and repairs to the Premises; (5) to the payment of Rent due and unpaid hereunder; and (6) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses reasonably and necessarily incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

e. Termination. No re-entry or taking of possession of the Premises by Landlord pursuant to this paragraph 25 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

f. Cumulative Remedies. The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

g. No Surrender. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger takes place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant’s estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within (5) days after such surrender.

26. Attorney’s Fees. In the event any legal action or proceeding, including arbitration and declaratory relief, is commenced for the purpose of enforcing any rights or remedies pursuant to this Lease, the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorneys’ fees, as well as costs or suit, in said action or proceeding, whether or not such action is prosecuted to judgment.

27. Taxes. Tenant shall be liable for and shall pay, prior to delinquency, all taxes levied against personal property and trade or business fixtures of Tenant. If any alteration, addition or improvement installed by Tenant pursuant to paragraph 11, or any personal property, trade fixture or other property of Tenant, is assessed and taxed with the Property, Tenant shall pay such taxes to Landlord within fifteen (15) days after delivery to Tenant of a statement therefor.

28. Effect of Conveyance. The term “Landlord” as used in this Lease, means only the owner for the time being of the Property containing the Building, so that, in the event of any sale of the Property or the Building, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing from and after the transfer, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, that the purchaser of the Property or the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

29. Estoppel Certificate. From time to time, upon written request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord or its designee, a written certificate stating (a) the date this Lease was executed, the Commencement Date of the Term and the date the Term expires; (b) the date Tenant entered into occupancy of the Premises; (c) the amount of Rent and the date to which such Rent has been paid; (d) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or, if assigned, modified, supplemented or amended, specifying the date and terms of any agreement so affecting this Lease); (e) that this Lease represents the entire agreement between the parties with respect to Tenant’s right to use and occupy the Premises (or specifying such other agreements, if any): (f) that all obligations under this Lease to be performed by Landlord as of the date of such certificate have been satisfied (or specifying those as to which Tenant claims that Landlord has yet to perform); (g) that all required contributions by Landlord to Tenant on account of Tenant’s improvements have been received (or stating exceptions thereto); (h) to the best of Tenant’s knowledge that on such date there exist no defenses or offsets that Tenant has against the enforcement of this Lease by Landlord (or stating exceptions thereto); (i) that no Rent or other sum payable by Tenant hereunder has been paid more than one (1) month in advance (or stating exceptions thereto); (j) that security has been deposited with Landlord, stating the amount thereof; and (k) any other matters evidencing the status of this Lease that may be reasonably required either by a lender making a loan to Landlord to be secured by a deed of trust covering the Premises or by a purchaser of the Premises. Any such certificate delivered pursuant to this paragraph 29 may be relied upon by a prospective purchaser of Landlord’s interest or a mortgagee of Landlord’s interest or assignee of any mortgage upon Landlord’s interest in the Premises. If Tenant shall fail to provide such certificate within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as provided above without any modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord in good faith to a prospective purchaser or mortgagee. From time to time, upon written request of Tenant, Landlord shall execute, acknowledge and deliver to Tenant or its designee, a written certificate stating such matters regarding this Lease that may be reasonably requested by a lender making a loan to Tenant, an assignee or sublessee of Tenant, or a purchaser of equity interest in or assets of Tenant. Each party hereto shall reimburse the other for its reasonable out-of-pocket costs incurred in connection with providing such certificate, not to exceed Five Hundred Dollars ($500).

30. Subordination. Landlord represents and warrants that there are no mortgages, deeds of trust or other financings encumbering the Property or any portion thereof. Landlord shall have the right to cause this Lease to be and remain subject and subordinate to any and all mortgages, deeds of trust (“Encumbrances”) that may hereafter be executed covering the Premises, or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only that in the event of the foreclosure of any such mortgage or deed of trust, so long as Tenant is not in default beyond any applicable cure period, the holder thereof (“Holder”) shall agree to recognize Tenant’s rights under this Lease as long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant. Within ten (10) days after Landlord’s written request, Tenant shall execute, acknowledge and deliver any and all reasonable documents required by Landlord or the Holder to effectuate such subordination. If Tenant fails to do so, such failure shall constitute a default by Tenant under this Lease. Notwithstanding anything to the contrary set forth in this paragraph 30, Tenant hereby attorns and agrees to attorn to any person or entity purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance. Landlord shall reimburse Tenant for its reasonable out-of-pocket costs incurred in connection with providing such subordination documents, not to exceed Five Hundred Dollars ($500).

31. Environmental Covenants.

a. As used herein, the term “Hazardous Material” shall mean any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property, including all of those materials and substances designated as hazardous or toxic by the city in which the Premises are located, the U.S. Environmental Protection Agency, the Consumer Product Safety Commissions, the Food and Drug Administration, the California Water Resources Control Board, the Regional Water Quality Control Board, San Francisco Bay Region, the California Air Resources Board, CAL/OSHA Standards Board, Division of Occupational Safety and Health, the California Department of Food and Agriculture, the California Department of Health Services, and any federal agencies that have overlapping jurisdiction with such California agencies, or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment. Without limiting the generality of the foregoing, the term “Hazardous Material” shall include all of those materials and substances defined as “hazardous materials” or “hazardous waste” in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as the same products, fractions, constituents and sub-constituents of petroleum or petroleum-related substances, asbestos, and any other materials requiring remediation now or in the future under federal, state or local statutes, ordinances, regulations or policies.

b. Tenant represents, warrants and covenants (i) that subject to the provisions of paragraph 8(a) above it will use and store in, on or about the Premises, only those Hazardous Materials that are necessary for Tenant to conduct its business activities on the Premises, (ii) that, with respect to any such Hazardous Materials, Tenant shall comply with all applicable federal, state and local laws, rules, regulations, policies and authorities relating to the storage, use, disposal or cleanup of Hazardous Materials, including, but not limited to, the obtaining of proper permits, and (iii) that it will not dispose of any Hazardous Materials in, on or about the Premises under any circumstances.

c. Tenant shall promptly notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant concerning a Hazardous Material and affecting the Premises or the Property. Tenant acknowledges that Landlord, as the owner of the Premises, shall have the right to negotiate, defend, approve and appeal, any action taken or order issued with regard to a Hazardous Material by an applicable governmental authority. Landlord shall promptly notify Tenant of any inquiry, test, investigation or enforcement proceeding affecting the Premises concerning a Hazardous Material and affecting the Premises or the Property. Tenant shall pay Landlord’s cost of negotiating, defending or appealing any action or order issued with regard to Hazardous Material by an applicable governmental authority if Tenant caused, permitted or suffered such Hazardous Material to come onto the Premises.

d. If Tenant’s storage, use or disposal of any Hazardous Material in, on or adjacent to the Premises results in any contamination of the Premises, the Building or the Property (or the soil or surface or groundwater under the Property) (1) requiring remediation under federal, state or local statutes, ordinances, regulations, or policies, or (2) at levels which are unacceptable to Landlord, in Landlord’s commercially reasonable judgment, Tenant agrees to clean up said contamination. Tenant further agrees to indemnify, defend and hold Landlord harmless from and against any claims, liabilities, suits, causes of action, costs, expenses or fees, including reasonable attorneys’ fees and costs, arising out of or in connection with any remediation, cleanup work, inquiry or enforcement proceeding in connection therewith, and any Hazardous Materials used, stored or disposed of by Tenant or its Agents, contractors or invitees in, on or adjacent to the Premises. Landlord further agrees to indemnify, defend and hold Tenant harmless from and against any claims, liabilities, suits, causes of action, costs, expenses or fees, including reasonable attorneys’ fees and costs, arising out of or in connection with any remediation, cleanup work, inquiry or enforcement proceeding in connection therewith, and any Hazardous Materials located on, under or about the Premises or the Property as of the date of this Lease. Tenant shall have no liability or responsibility with respect to any pre-existing Hazardous Materials located on, about or under the Property. Landlord represents and warrants that except for certain contamination of an aquifer underlying the Property, Landlord has no knowledge of any Hazardous Materials contamination on, under or about the Property.

e. Notwithstanding any other right of entry granted to Landlord under this Lease, Landlord shall have the right upon not less than three (3) business days’ prior written notice (except in an emergency or in a situation where there is a danger of immediate further contamination, in which case no prior notice will be required) to enter the Premises or to have consultants enter the Premises throughout the Term of this Lease for the purpose of (1) determining whether the Premises are in conformity with federal, state and local statues, regulations, ordinances, and policies including those pertaining to the environmental condition of the Premises, (2) conducting an environmental audit or investigation of the Premises for purposes of sale, transfer, conveyance or financing, (3) determining whether Tenant has complied with this paragraph 31, and (4) determining the corrective measures, if any, required of Tenant to ensure the safe use, storage and disposal of Hazardous Materials, or to remove Hazardous Materials (except to the extent used, stored or disposed of by Tenant or its Agents, contractors or invitees in compliance with applicable law). Tenant agrees to provide access and reasonable assistance for such inspections. Such inspections may include, but are not limited to, entering the Premises or adjacent property with drill rigs or other machinery for the purpose of obtaining laboratory samples. Landlord shall not be limited in the number of such inspections during the term of this Lease. To the extent such inspection disclose the presence of Hazardous Materials used, stored or disposed of by Tenant other than in accordance with subparagraph (b) (ii) above, Tenant shall reimburse Landlord for the reasonable cost of such inspections within ten (10) days of receipt of a written statement thereof. If such consultants determine that the Premises are contaminated with Hazardous Materials used, stored or disposed of by Tenant or its Agents, contractors or invitees, Tenant shall, in a timely manner, at its expense, remove such Hazardous Materials or otherwise comply with the recommendations of such consultants to the reasonable satisfaction of Landlord and any applicable governmental agencies. The right granted to Landlord herein to inspect the Premises shall not create a duty on Landlord’s part to inspect the Premises, or liability of Landlord for Tenant’s use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith. Landlord shall be liable for the gross negligence or willful misconduct of Landlord or its Agents or consultants in conducting the aforementioned inspections.

f. Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of debris, waste and Hazardous Materials used, stored or disposed of by Tenant or its Agents, contractors or invitees, and in a condition which complies with all governmental statutes, ordinances, regulations and policies applicable to Tenant’s use of Hazardous Substances.

g. Landlord’s and Tenant’s obligations under this paragraph 31 shall survive termination of this Lease, and each party hereto waives the Statute of Limitations applicable to any action brought hereunder.

32. Notices. All notices and demands which may or are to be required or permitted to be given to either party by the other hereunder shall be in writing and shall be sent by United States mail, postage prepaid, certified, or by personal delivery or overnight courier, addressed to the addressee at the address for such addressee as specified below, or to such other place as such party may from time to time designate in a notice to the other party given as provided herein. Notice shall be deemed given upon the earlier of actual receipt or the date on which delivery was attempted if Tenant refuses to receive. The initial notice addresses for the parties are as follows:

For Landlord:	Christensen Holdings
801 American Street
San Carlos, CA 94070
Attn: Mr. Gavin Christensen

For Tenant:	Before Commencement Date:
PalmSource, Inc.
1240 Crossman Avenue
Sunnyvale, CA 94089
Attn: Director of Real Estate and the
PalmSource Legal Department

After Commencement Date:
PalmSource, Inc.
1188 East Arques Avenue
Sunnyvale, CA 94085-4602
Attn: Director of Real Estate and the
PalmSource Legal Department

33. Waiver. The waiver of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No delay or omission in the exercise of any right or remedy of Landlord on any Default by Tenant shall impair such a right or remedy or be construed as a waiver. Any waiver by landlord of any Default must be in writing and shall not be a waiver of any other Default concerning the same or any other provisions of this Lease.

34. Holding Over. Any holding over after the expiration of the Term, without the express written consent of Landlord, shall constitute a Default and, without limiting Landlord’s remedies provided in this Lease, such holding over shall be construed to be a tenancy at sufferance, at a rental rate of one hundred fifty percent (150%) of the Base Rent last due in this Lease, plus Additional Rent, and shall otherwise be on the terms and conditions herein specified, so far as applicable.

35. Successors and Assigns. The terms, covenants and conditions of this Lease shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto. If Tenant shall consist of more than one entity or person, the obligations of Tenant under this Lease shall be joint and several.

36. Time. Time is of the essence of this Lease and each and every term, condition and provision herein.

37. Brokers. Landlord represents and warrants to Tenant that neither it nor its Agents nor anyone acting on its behalf has dealt with any real estate broker except CPS and The Staubach Company and Tenant represents to Landlord that The Staubach Company is its sole real estate broker in such negotiations, and each party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including attorney’s fees, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or brokers to a commission in connection with this Lease as a result of the actions of the indemnifying party. Landlord shall pay a commission to CPS and The Staubach Company in accordance with a separate agreement. No brokerage fee or commission shall be paid by Landlord on renewals of this Lease, or exercises of any options to extend the term under this Lease.

38. Rules and Regulations. Tenant agrees to comply with such reasonable rules and regulations as Landlord may adopt from time to time for the orderly and proper operating of the Building and parking and other common areas. Such rules may include but shall not be limited to the following: (a) restriction of employee parking to a limited, designated area or areas; and (b) regulation of the removal, storage and disposal of Tenant’s refuse and other rubbish at the sole cost and expense of Tenant. The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the failure of any other person to observe and abide by any of said rules and regulations. In the event of any conflict between the rules and regulations and this Lease, this Lease shall control. Landlord shall endeavor to enforce the rules and regulations in a reasonable and non-discriminatory manner.

39. Mortgagee Protection.

a. Modifications for Lender. If, in connection with obtaining financing for the Premises or any portion thereof, Landlord’s lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent to such modifications, provided such modifications do not materially adversely affect Tenant’s rights or increase Tenant’s obligations under this Lease.

b. Rights to Cure. Tenant agrees to give to any trust deed or mortgage holder (“Holder”), by registered mail, at the same time as it is given to Landlord, a copy of any notice of default given to Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Holder shall have an additional twenty (20) days after expiration of such period, or after receipt of such notice from Tenant (if such notice to the Holder is required by this paragraph 39(b), whichever shall last occur, within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such twenty (20) days, any Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated.

40. Entire Agreement. This Lease, including the Exhibits and any Addenda attached hereto, which are hereby incorporated herein by this reference, contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein or therein, shall be of any force and effect.

41. Construction. This Lease shall be construed and interpreted in accordance with the laws of the State of California. The parties acknowledge and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease, including the Exhibits and any Addenda attached hereto. All captions in this Lease are for reference only and shall not be used in the interpretation of this Lease. Whenever required by the context of this Lease, the singular shall include the plural, the masculine shall include the feminine, and vice versa. If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect.

42. Representations and Warranties.

a. Tenant hereby makes the following representations and warranties, each of which is material and being relied upon by Landlord, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of this Lease:

(i) Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization and the persons executing this Lease on behalf of Tenant have the full right and authority to execute this Lease on behalf of Tenant and to bind Tenant without the consent or approval of any other person or entity. Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder.

(ii) Tenant has not (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (3) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (4) suffered the attachment or other judicial seizure of all or substantially all of its assets, (5) admitted in writing its inability to pay its debts as they come due, or (6) made an offer of settlement, extension or composition to its creditors generally.

b. Landlord hereby makes the following representations and warranties, each of which is material and being relied upon by Tenant, is true in all respects as of the date of this Lease, and shall survive the expiration of this Lease:

(i) Landlord is duly organized, validly existing and in good standing under the laws of the State of California and the persons executing this Lease on behalf of Landlord have the full right and authority to execute this Lease on behalf of Landlord and to bind Landlord without the consent or approval of any other person or entity. Landlord has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder.

(ii) Landlord has not (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (3) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (4) suffered the attachment or other judicial seizure of all or substantially all of its assets, (5) admitted in writing its inability to pay its debts as they come due, or (6) made an offer of settlement, extension or composition to its creditors generally.

43. Outside Areas.

a. Subject to the terms and conditions of this Lease and such reasonable rules and regulations as Landlord may from time to time prescribe, Tenant and Tenant’s employees, invitees, guests and customers shall have the nonexclusive right to use the access roads, parking areas, and facilities within the Property, exclusive of the Building and the other buildings on the Property, provided and designated by Landlord for the general use and convenience of all occupants of the Property, which areas and facilities are referred to herein at “Outside Area.” This right shall terminate upon the termination of this Lease. Landlord reserves the right, subject to paragraph 44, from time to time to make changes in the shape, size, location, amount and extent of the Outside Area and Landlord further reserves the right to promulgate such reasonable rules and regulations relating to the use of the Outside Area, the Building, and any part or parts thereof, as Landlord may deem appropriate for the best interests of the occupants of the Building and the Property; provided however that (i) Landlord shall provide Tenant with reasonable prior notice of any such changes in the Outside Areas and Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s business operations at the Property; (ii) except for emergency repairs, any particularly noisy work in the Outside Areas that would take greater than one (1) day to complete shall be done outside of business hours; (iii) Landlord shall not materially reduce the amenities or the usable Outside Areas of the Property. The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant and Tenant shall abide by them and cooperate in their observance. Such rules and regulations may be reasonably amended by Landlord from time to time, upon at least fifteen (15) days’ advance notice. Tenant agrees to require its employees, executives, invitees, guests and customers to abide by such rules and regulations including parking regulations.

b. Landlord shall operate, manage and maintain in good condition and repair the Outside Area, and landscaping and the surface of the exterior walls.

c. No materials, supplies, equipment, finished products or semi- finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside of the Building, except with the prior written consent of the Landlord. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Property outside of the Building, unless approved by Landlord.

d. Tenant shall not use solid hard tires on any fork lifts or dollies on paved parking, truck loading or driveway areas, and in the event Tenant violates this provision, Tenant shall be responsible for the cost of resurfacing the damaged area.

e. Notwithstanding anything contained in this Paragraph 43 to the contrary, once a week during the hours of 5:00 p.m. to 8:00 p.m. during the Term, Tenant shall have the right to the exclusive use of the portion of the Outside Areas described as the “Picnic Area” on Exhibit B for barbecues and similar events and Landlord agrees to notify the other tenants of the Property of the existence of such regularly scheduled events. In addition, from time to time during the Term, subject to prior notification and coordination by Tenant with the other tenants of the Property, Tenant may hold other company events or functions in the Outside Areas.

44. Parking. Motor vehicle parking at the Property shall be non-exclusive and Landlord may make changes in the location of the same provided that (i) it will not reduce the total number parking spaces available to Tenant; (ii) unless requested to do so by applicable laws, it will not reduce the total number of underground parking spaces available to Tenant at the Building, and (iii) in the event that Landlord moves the parking spaces to a new location, such new location shall be reasonably equivalent in proximity to the front door of the Premises. Landlord reserves the right to designate from time to time the specific parking spaces for vehicles of Tenant, its employees and invitees. Throughout the Term, Tenant shall have the right to use 65 underground parking spaces at the Building (based on a ratio of 1 parking spaces for every 1,100 rentable square feet of the Premises) and additional above-ground parking spaces in the parking areas adjacent to the Building, with a total parking allocation equal to 3.6 parking spaces for every 1,000 rentable square feet of the Premises. Tenant agrees that Landlord shall have no responsibility for policing the parking spaces or seeing that they are used exclusively by Tenant’s employees or invitees; provided that Landlord shall not overallocate the parking spaces among the tenants of the Property and Landlord, upon Tenant’s written request, shall exercise reasonable efforts to prevent other tenants from using more than their allocable share of parking spaces. Tenant shall not at any time park or permit the parking of Tenant’s trucks or other vehicles, or the trucks or other vehicles of others in driveways or adjacent to loading areas as to interfere in any way with the use of such areas, nor shall Tenant at any time park or permit the parking of Tenant vehicles or trucks, or the vehicles or trucks of Tenant’s suppliers or invitees in any portion of the parking areas not designated by Landlord for such use by Tenant. Tenant shall not park or permit to be parked inoperative vehicles or equipment on any portion of the Outside

Area and agrees that no vehicle will be parked on the Outside Area for longer than eighteen (18) hours in any twenty-four (24) hour period. Tenant acknowledges that a Traffic Demand Management Plan (the “TDM Plan”) has been imposed on the Property by the City of Sunnyvale. Landlord shall, upon request from Tenant, provide Tenant with copy of the TDM Plan. Tenant shall at all times comply, and cause its employees to comply, with the terms of the TDM Plan. All such parking under this paragraph 44 shall be free of charge from Landlord throughout the Term (including any extension thereof). Tenant acknowledges receipt of a copy of the TDM Plan.

45. Intentionally omitted.

46. Right of First Refusal to Lease Space in Adjacent Building. Provided that Tenant is not in Default at the time of exercise, Tenant shall have the right of first refusal to lease space in the Adjacent Building on the following terms and conditions: If at any time prior to December 31, 2005, Landlord receives a bona fide offer to lease space in the Adjacent Building on terms and conditions acceptable to Landlord, as evidenced by a letter of intent or other written offer, Landlord shall notify Tenant of the terms of such third-party offer (“Landlord’s Notice”). Tenant shall have seven (7) days after receipt of Landlord’s Notice to notify Landlord in writing of Tenant’s election to lease the space identified and on the terms stated in Landlord’s Notice, except that the term for the space shall be coterminous with the Term for the balance of the Premises and Tenant may reduce the amount of the space to one or more full floors of the Adjacent Building (in which case the rent shall be proportionately adjusted). If Tenant notifies Landlord within such seven-day period of Tenant’s desire to lease the space in the Adjacent Building on the terms stated in Landlord’s Notice (as the same may be modified as set forth above), Landlord and Tenant shall enter into an amendment to this Lease adding such space to the Premises and modifying the Base Rent and any other terms affected by the addition of such space. If, however, Tenant fails to notify Landlord of Tenant’s election to lease the space within such seven-day period or, if Landlord and Tenant, through no fault of Landlord, fail to execute an amendment to this Lease within thirty (30) days after the date of Tenant’s notice to Landlord, Tenant shall be deemed to have waived its right to lease the space at such time and Landlord shall have the right to lease the space to the third party on substantially the terms stated in Landlord’s Notice without further notice to Tenant.

47. Right of First Offer to Purchase. Provided that Tenant is not in Default at the time of exercise, Tenant shall have the right of first offer to purchase the Property on the following terms and conditions. If at any time during the Term of this Lease Landlord elects to sell the Property (or any portion thereof containing the Building), Landlord shall notify Tenant of the terms and conditions upon which Landlord would be willing to sell the Property (or such portion) (“Landlord’s Notice”). Tenant shall have ten (10) business days after receipt of Landlord’s Notice to notify Landlord in writing of Tenant’s desire to purchase the Property (or such portion) on the terms stated in

Landlord’s Notice. If Tenant notifies Landlord within such 10-day period of Tenant’s desire to purchase the Property (or such portion) on such terms, Landlord and Tenant shall enter into a purchase and sale agreement for the Property (or such portion) on the terms and conditions stated in Landlord’s Notice. Landlord agrees to bargain in good faith on any terms not stated in Landlord’s Notice. If, however, Tenant fails to notify Landlord of Tenant’s election to purchase the Property (or such portion) within such 10-day period or, if Landlord and Tenant, through no fault of Landlord, fail to execute a purchase and sale agreement within thirty (30) days after the date of Tenant’s notice to Landlord, then subject to Tenant’s right of reoffer as set forth below, Tenant shall be deemed to have waived its right to purchase the Property (or such portion) and Landlord shall have the right thereafter to offer the Property (or such portion) for sale and to sell the Property (or such portion), subject to this Lease, to any third party on substantially the terms stated in Landlord’s Notice without further notice to Tenant. If, however, within one hundred eighty (180) days after the date Tenant waived (or is deemed to have waived) its right to purchase the Property (or such portion), Landlord offers the Property (or such portion) to a third party for a purchase price that is five percent (5%) or more less than the purchase price that was offered to Tenant in Landlord’s Notice, Landlord shall re-offer the Property (or such portion) to Tenant on the terms offered to such third party (“Landlord’s Revised Notice”) and the same procedures shall apply with respect to Landlord’s Revised Notice as are set forth above with respect to Landlord’s Notice. In any case where Tenant has waived or is deemed to have waived its right to purchase the Property (or such portion) hereunder following delivery of Landlord’s Notice or Landlord’s Revised Notice, if Landlord fails to enter into an agreement with a third party for the purchase and sale of the Property (or such portion) within one hundred eighty (180) days from the date Tenant waived (or is deemed to have waived) its right to purchase the Property (or such portion) with respect to Landlord’s Notice, or Landlord’s Revised Notice, if applicable then Landlord shall re-offer the Property (or such portion) to Tenant and the same procedures shall apply with respect to such re-offer as are set forth above. This right of first offer is personal to PalmSource, Inc. and its Permitted Transferees and shall not be transferred or assigned to any other third party.

48. Roof Rights.

a. Tenant’s Equipment. Subject to the terms and conditions set forth in this paragraph 49, and Tenant’s receipt of all necessary governmental approvals, Tenant shall have the right to install and operate a satellite dish or dishes on the roof of the Building, and related cabling within the Building risers (collectively, “Tenant’s Equipment”), at no charge to Tenant for the use of the roof and the risers, for the purpose of transmitting and/or receiving microwave or radio signals, for purposes of Tenant’s business. Tenant shall, however, be responsible for all costs associated with the installation, maintenance and repair of Tenant’s Equipment as well as any utility costs associated with the operation of Tenant’s Equipment. The number, size, location and method of installing or affixing Tenant’s Equipment on the roof shall subject to the prior approval of Landlord, which approval shall not be unreasonably withheld, delayed or conditioned so long as Tenant’s Equipment can be installed and operated on the roof of the Building without damaging the Building structure. Installation shall be designed and supervised by a duly registered and qualified professional engineer or architect reasonably approved by the Landlord. The installation shall be actually fastened (bolted, welded or otherwise positively anchored, not ballasted) to the structure and properly flashed to the roof membrane with all necessary work to preserve the roof integrity and any warranties. Any future installations or changes in Tenant’s Equipment shall be subject to all the conditions and restrictions for original installation of Tenant’s Equipment as set forth herein, and shall be subject to Landlord’s prior approval, which shall not be unreasonably withheld or delayed. For any transmitting device, the Tenant shall submit data to the Landlord detailing necessary safety precautions that will be used on the installation, including EMF output, in keeping with accepted operating and safety standards. Tenant shall not be permitted to allow third parties (other than permitted subtenants or assignees or occupants of the Premises) to use Tenant’s Equipment installation and operation rights hereunder. The right to operate Tenant’s Equipment shall expire upon the expiration or sooner termination of this Lease, at which time Tenant shall remove all of Tenant’s Equipment, including all cabling, from the Building and repair any damage to the Building caused by the installation, operation or removal of Tenant’s Equipment. Landlord reserves the right to install any other equipment or allow other tenants or licensees to install, maintain and operate other equipment on the roof and in the Building provided that the same do not interfere with the operation of Tenant’s Equipment. Landlord shall have the right to do maintenance, repairs and remodeling to the Building and roof space at any time without Tenant’s prior approval.

b. Access. Tenant may only access the roof of the Building through common areas of the Building and Tenant agrees that it will not pass through other tenants’ spaces, nor will it interfere with any other tenants’ businesses. Additionally, Tenant agrees to give the Landlord reasonable notice prior to accessing the roof, any cabling or communication closets. Tenant also agrees only to access same during normal business hours and upon Landlord’s consent, not to be unreasonably withheld.

c. Cabling. In the event that Tenant desires to run any cable through the Building in connection with the installation and maintenance of Tenant’s Equipment, Tenant agrees to submit working drawings to the Landlord specifying the following: (i) the locations throughout the Building where the cable will be located; (ii) the manner in which the cabling will be run through the Building; (iii) the communications closets, if any, which will be utilized in installing and maintaining such cabling; (iv) the amount of cable which will be required to be utilized; and (v) the type of cable which will be utilized. Such working drawings are subject to Landlord’s approval (which approval shall not be unreasonably withheld or delayed) and Tenant shall not install any cabling or perform any work until such working drawings have been approved by the Landlord. Additionally, Tenant agrees that all cable shall be shielded cable and that the cable coating shall comply with all applicable fire codes and will be properly labeled so that it can be identified by the Landlord, Landlord’s Agents or third parties. Tenant further agrees to provide Landlord reasonable notice prior to installing any cable, and such notice shall set forth the times at which Tenant expects to be installing or working on such cables. Tenant agrees that it will not pass through other tenants’ spaces, nor interfere with any other tenants’ businesses when installing or maintaining such cables.

49. Option to Terminate. Provided that Tenant is not in Default at the time of exercise, Tenant shall have the option to terminate this Lease with respect to all or any portion of the Premises (but not less than an entire floor of the Building or, in the case of any partial floor, the entire space leased to Tenant on such floor) at any time after the expiration of the thirty-sixth (36th) month of the Term. Tenant shall exercise its option, if at all, by delivery of written notice to Landlord at least one hundred eighty (180) days prior to the effective date of such early termination. As consideration for such early termination, Tenant shall pay to Landlord no later than thirty (30) days prior to the effective date of such early termination an amount equal to Fifteen Dollars ($15.00) per rentable square foot of the portion of the Premises with respect to which the Lease is terminated, plus the then unamortized amount of any Additional Allowance used by Tenant as provided in Exhibit C (collectively, the “Termination Fee”); provided, however, if any such early termination is effective after the thirty-seventh (37th) month of the Term, the Termination Fee shall be reduced on a monthly straight line declining basis. For example, the early termination applied to the entire Premises and were effective on the first day of the thirty-seventh (37th) month of the Term, the Termination Fee would be $1,066,050. If, however, the early termination applied to the entire Premises and were effective on the first day of the forty-ninth (49th) month of the Term, the Termination Fee would be $533,025. This early termination right is personal to PalmSource, Inc. and its Permitted Transferees and shall not be transferred or assigned to any third party. If Tenant exercises its option to terminate this Lease with respect to a portion of the Premises as permitted herein, then unless such portion of the Premises is the ground floor of the Building, Tenant shall also surrender to Landlord, and this Lease shall also terminate with respect to, the following portions of the Premises: (1) the main entrance lobby on the ground floor, (2) the ground floor elevator lobby and cores, and (3) any other areas within the Building that may be required for access to and exiting from the floor(s) of the Building on which this Lease will be terminated. Upon determination of those portions of the Premises to be surrendered by Tenant and designated thereafter as Common Areas, Landlord and Tenant will measure and calculate the net leaseable area of such portions of the Building (which determination shall be based on the Standard Method for Measuring Floor Area in Office Building (ANSI/BOMA Z65.1 1996) published by Building Owners and Managers Association International) and apply an appropriate load factor to the remaining Premises leased by Tenant. Thereafter, Landlord and Tenant shall amend this Lease to set forth the rentable area of the Premises (as such area has been reduced following such termination and surrender) and the appropriate adjustments to the Base Rent; Tenant’s pro rata share of Taxes and Assessments,

Insurance, Outside Area Expenses, Maintenance and Repair Costs and Building Operating Expenses; and Tenant’s share of parking based on such reduction in the rentable area of the Premises.

50. Option to Extend.

a. Option Term. Provided that Tenant is not in Default either at the time of exercise or at the time the extended Term commences, Tenant shall have the option to extend the initial Term of this Lease for two (2) additional periods of up to five (5) years each (each, an “Option Period”) with respect to all or a portion of the Premises (but not less than an entire floor of the Building, or in the case of the first floor, the entire space then leased by Tenant on the first floor), on the same terms, covenants and conditions provided herein, except that with respect to the first Option Period the Base Rent due hereunder shall be paid in accordance with the schedule set forth below, and with respect to the second Option Period the Base Rent shall be ninety-five percent (95%) of the then fair market rental value of the Premises, as determined pursuant to paragraph 51(b). Tenant’s option to extend the Term for the second Option Period shall be effective only if Tenant exercises its first option to extend the Term for at least three (3) years. Tenant shall exercise its option, if at all, by giving Landlord written notice (the “Option Notice”) at least six (6) months but not more than twelve (12) months prior to the expiration of the initial Term of this Lease or the prior Option Period, as applicable. Tenant’s notice shall specify whether the applicable Option Period shall be one, two, three, four or five years and to which portion of the Premises the Option Period shall apply.

Months of First Option Period	Base Rent
1 through 12	$1.70/rentable sq. ft.
13 through 24	$1.75/rentable sq. ft.
25 through 36	$1.80/rentable sq. ft.
37 through 48	$1.85/rentable sq. ft.
49 through 60	$1.90/rentable sq. ft.

b. Option Period Rent.

(1) The “then fair market rental value of the Premises” shall be defined to mean the fair market rental value of the Premises as of the commencement of the second Option Period in question, taking into consideration the uses permitted under this Lease, the quality, size, design and location of the Premises, and the rent for comparable buildings located in Sunnyvale, and shall be determined as follows. The parties shall have thirty (30) days after Landlord receives the Option Notice within which to agree on the then fair market rental value of the Premises. If the parties so agree within said period, they shall immediately execute an amendment to this Lease stating the Base Rent for the Option Period in question based upon ninety-five percent (95%) of the then fair market rental value of the Premises. If the parties are unable to so agree within said period then the then fair market rental value of the Premises shall be determined in accordance with paragraph 51(b)(2).

(2) Within seven (7) days after the expiration of the thirty (30) day period set forth in paragraph 51(b)(1), each party, at its cost and by giving notice to the other party, shall appoint an independent real estate appraiser with at least five (5) years’ full-time commercial appraisal experience in the area in which the Premises are located to determine the then fair market rental value of the Premises for the applicable Option Period. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall determine the then fair market rental value of the Premises. If the two (2) appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to determine the then fair market rental value of the Premises. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) appraisers are given to determine the then fair market rental value of the Premises. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days’ notice to the other party, can apply to the Santa Clara County Superior Court, for the selection of a third appraiser who meets the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser’s fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall determine the then fair market rental value of the Premises for the Option Period in question. If a majority of the appraisers are unable to do so within said period of time, the three (3) appraisals shall be added together and their total divided by three (3); the resulting quotient shall be deemed to be the then fair market rental value of the Premises. If, however, the low appraisal and/or the high appraisal are/is more than ten percent (10%) lower or higher, respectively, than the middle appraisal, then the low appraisal and/or the high appraisal, respectively, shall be disregarded. If only one appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2); the resulting quotient shall be deemed to be the then fair market rental value of the Premises. If both the low appraisal and the high appraisal are disregarded as stated in this paragraph, then only the middle appraisal shall be used as the result of the appraisal. After the fair market rental value of the Premises has been determined, the appraisers shall immediately notify the parties and the parties shall amend this Lease to set forth the Base Rent for the Option Period based upon ninety- five percent (95%) of the then fair market rental value of the Premises.

c. Rights Personal to Tenant. The options to extend the Term set forth herein are personal to PalmSource, Inc. and its Permitted Transferees and shall not be transferred or assigned to any third party; provided, however, that if the net worth of an assignee or subtenant then in possession of the Premises is equal to or greater than the net worth of PalmSource, Inc., as of the date of exercise of an option to extend the Term pursuant to paragraph 51(b), then the option may be exercised by such assignee or subtenant.

51. Interest on Past Due Obligations. Any Base Rent or Additional Rent due Landlord hereunder, other than late charges, not received by Landlord within thirty (30) days following the date on which it was due, shall bear interest from the thirty-first (31st) day after it was due at the rate of 10% per annum, but not exceeding the maximum rate allowed by law (the “Interest Rate”), in addition to the late charge provided for in paragraph 5.

52. Confidentiality. Except as required by applicable law, the Securities and Exchange Commission regulations, or any securities listing agency rules or requirements, Landlord and Tenant each agree to keep the terms and conditions of this Lease confidential and neither party shall disclose any such terms to a third party without the prior written consent of the other, provided, however, that the foregoing shall not prohibit Tenant from presenting a copy of this Lease to a prospective assignee, sublessee, lender or purchaser nor shall it prohibit Landlord from presenting a copy of this Lease to a prospective lender or purchaser of the Building or the Property.

53. Tenant’s Remedy. If, as a consequence of a default by Landlord under this Lease, Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Property and out of Rent or other income received by Landlord from the Property or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title or interest in the Property, and neither Landlord nor its Agents shall be liable for any deficiency.

Landlord and Tenant have executed and delivered this Lease as of the date first hereinabove set forth.

LANDLORD:		TENANT:

Christensen Holdings, L.P., a California limited partnership		PalmSource, Inc., a Delaware corporation

By:	/s/ HERMAN CHRISTENSEN	By:	/s/ DAVID NAGEL
Its:	MANAGER	Its:	CEO

		By:	/s/ DOREEN S. YOCHUM
		Its:	CAO

Exhibit A

PREMISES

[FLOORPLAN APPEARS HERE]

First Floor Area 23,820 SF

[FLOORPLAN APPEARS HERE]

Second Floor Area 23,230 SF

[FLOORPLAN APPEARS HERE]

Third Floor 24,020 SF

Exhibit B

PROPERTY

[PROPERTY MAP APPEARS HERE]

Exhibit C

WORK LETTER AGREEMENT

In connection with tenant improvements to be installed on the Premises pursuant to the Final Plans and Specifications (the “Tenant Improvements”) the parties hereby agree as follows:

1. Completion Schedule. Within ten (10) days after the full execution of this Lease, Landlord shall deliver to Tenant, for Tenant’s review and approval, a schedule (the “Work Schedule”) setting forth a timetable for the planning and completion of the installation of the Tenant Improvements to be constructed in the Premises. The Work Schedule shall set forth each of the various items of work to be done by or approval to be given by Landlord and Tenant in connection with the completion of the Tenant Improvements. Such schedule shall be submitted to Tenant for its approval and, upon approval by both Landlord and Tenant, such schedule shall become the basis for completing the Tenant Improvements. If Tenant shall fail to approve or disapprove the Work Schedule, as it may be modified after discussions between Landlord and Tenant, within three (3) business days after the date such schedule is first received by Tenant, the Work Schedule shall be deemed approved.

2. Building Shell. Landlord has previously constructed or will construct in accordance with the Work Schedule the building shell and improvements described on Exhibit C-1 attached hereto (the “Building Shell”) in accordance with those certain plans and specifications prepared by TSH Architects dated as of November 20, 2000 and by Devcon Construction dated July 2, 2003 (collectively, the “Building Shell Plans”). Any items described on Exhibit C-1 which have not been constructed as of the date of the Lease shall constitute “Landlord’s Work.” Landlord shall construct the Landlord’s Work in a good and workmanlike manner, and in compliance with applicable laws and Work Schedule.

3. Plans and Specifications for Tenant Improvements.

a. Tenant shall retain a licensed architect (“Tenant’s Architect”) for the preparation of a space plan for Tenant’s proposed Tenant Improvements to the Premises (the “Space Plan”) and final working architectural and engineering plans and specifications for the Tenant Improvements to be constructed on the Premises based upon the approved Space Plan (“Final Plans and Specifications”). Tenant’s Architect shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld. In accordance with the approved work schedule: (i) Landlord shall provide Tenant with a copy of the Building Shell Plans, with floor plans only on a CAD disk, (ii) Tenant’s Architect shall submit the Space Plan to Landlord for Landlord’s review and approval which shall not be unreasonably withheld, (iii) Landlord shall notify Tenant of its approval or disapproval of the Space Plan, specifying in reasonable detail the basis for

Landlord’s reasonable disapproval, if applicable. Tenant’s Architect shall revise the Space Plan to incorporate Landlord’s reasonable comments, in any, and submit the revised Space Plan to Landlord for its review and approval. If Landlord shall fail to approve or disapprove the Space Plan within five (5) business days after the date the Space Plan is received by Landlord, the Space Plan shall be deemed approved.

b. Following final approval of the Space Plan by Landlord and Tenant, Tenant’s Architect shall prepare the Final Plans and Specifications based on the approved Space Plan. Within five (5) business days after receipt of the Final Plans and Specifications, Landlord shall notify Tenant of its approval or disapproval of the Final Plans and Specifications, specifying in reasonable detail the basis for Tenant’s reasonable disapproval, if applicable. Landlord and Tenant shall indicate their approval of the Final Plans and Specifications by initialing them and attaching them hereto as Exhibit C-2. Landlord shall not unreasonably withhold its approval of the Final Plans and Specifications. If Landlord shall fail to approve or disapprove the Final Plans and Specifications within such five-day period, Landlord shall be deemed to have approved the Final Plans and Specifications.

c. In connection with the Tenant Improvements, and subject to Landlord’s review and approval thereof, which shall not be unreasonably withheld Tenant shall be permitted to specify, purchase and utilize its own cosmetic or decorative materials including, but not limited to, floor coverings, paint and wall coverings. Landlord understands that the Tenant Improvements may include (i) installation of communications conduit; (ii) floor coring for conduit that does not interfere with the structural integrity of the floor; (iii) security card access systems for after hours access; and (iv) installations of antennas, satellite dishes and similar devices on the roof of the Building.

4. Selection of General Contractor. Following Landlord and Tenant’s approval of the Final Plans and Specifications for the Tenant Improvements, Landlord and Tenant shall select a mutually acceptable general contractor for construction of the Tenant Improvements. Landlord and Tenant shall confer with each other to prepare a list of at least three (3) mutually acceptable general contractors from which to solicit bids for general conditions, fees and schedule based upon the Final Plans and Specifications. Final selection of the general contractor shall be based on the fee percentage, general conditions scope and amount and the schedule timeline submitted by each of the general contractors selected to bid. Landlord and Tenant shall select a general contractor mutually acceptable to Landlord and Tenant (the “General Contractor”) based on the bids submitted. Following approval of the Final Pricing pursuant to paragraph 5 below, Landlord shall enter into a construction contract with General Contractor for construction of the Tenant Improvements in accordance with the Final Plans and Specifications.

5. Final Pricing.

a. Landlord shall cause General Contractor to prepare and deliver to Landlord and Tenant a final pricing for construction of the Tenant Improvements based upon the Final Plans and Specifications (“Final Pricing”), taking into account any modifications which may be required to reflect changes in the Final Plans and Specifications which may required by the City of Sunnyvale. Prior to determining the Final Pricing, Landlord shall cause General Contractor to solicit bids from three (3) subcontractors for each of the subtrades, including final clean-up. Tenant shall have the right to nominate one subcontractor to bid each of the subtrades, provided that the subcontractors nominated by Tenant are licensed, qualified contractors experienced with jobs of similar size and complexity and will maintain harmonious labor relations. Additionally, Tenant shall have the right to review and approve the bid documentation package to ensure that it allows for competitive bidding.

b. Landlord shall deliver the Final Pricing, including a line item detailed breakdown, to Tenant for Tenant’s review and approval. The Final Pricing shall include the General Contractor’s overhead and profit and general conditions which includes supervision and clean-up during construction, including final clean-up. Landlord agrees that if Tenant reasonably deems any subcontractor trade item to be excessively high, Landlord will cause such trade to be rebid. Tenant shall, within ten (10) business days after receipt of the Final Pricing, notify Landlord in writing of Tenant’s approval or disapproval of the Final Pricing, which will include specific terms objected to and the reasons therefor, if applicable. If Tenant disapproves the Final Pricing, Landlord and Tenant will promptly meet to discuss modifications to the Final Plans and Specifications and the Final Pricing.

6. Landlord to Construct Tenant Improvements.

a. Landlord shall cause General Contractor to complete construction of the Tenant Improvements in a good and workmanlike manner in compliance with (i) the Final Plans and Specifications approved by Landlord and Tenant, (ii) all applicable laws, rules, regulations, and (iii) the building permit issued by the City of Sunnyvale for such construction.

b. During the course of construction of the Tenant Improvements, Landlord’s Representative and Tenant’s Representative shall hold weekly progress meetings with General Contractor and Tenant’s Architect to review the progress of the Tenant Improvements, including completion schedule and progress payments and to resolve any construction issues or other matters that my arise in the course of construction of the Tenant Improvements. Landlord hereby designates Gavin Christensen as “Landlord’s Representative” with respect to the matters set forth in this Work Letter Agreement, who until further notice to Tenant shall have full authority and responsibility to act on behalf of Landlord as required in this Work Letter Agreement.

Tenant hereby designates Ginna Raahauge as “Tenant’s Representative” with respect to the matters set forth in this Work Letter Agreement, who until further notice to Landlord shall have full authority and responsibility to act on behalf of Tenant as required in this Work Letter Agreement.

c. Landlord shall provide construction management services with respect to the construction of the Tenant Improvements, including review and payment of all billings and monitoring of the Work Schedule and the Final Pricing, all at Landlord’s sole cost and expense.

7. Tenant Improvements Cost. The Tenant Improvements cost (“Tenant Improvements Cost”) to be paid by Tenant (subject to paragraph 8 below) shall include, but not be limited to:

a. All costs of preliminary and final architectural and engineering plans and specifications for the Tenant Improvements, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation;

b. All costs of obtaining building permits and other necessary authorizations from the City of Sunnyvale;

c. All costs of interior design and finish schedule plans and specifications including as-built drawings; and

d. All direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises, including, but not limited to, the construction fee for overhead and profit payable to General Contractor and the cost of all on-site supervisory staff, office, equipment and temporary services rendered by General Contractor in connection with construction of the Tenant Improvements.

8. Payment of Tenant Improvements Cost.

a. Landlord shall provide Tenant with an allowance of Two and 75/100ths Dollars ($2.75) per rentable square foot of the Premises for preparation of the Space Plan and the Final Plans and Specifications (the “Design Allowance”) and an allowance of Thirty-seven and 25/100ths Dollars ($37.25) per rentable square foot of the Premises for the construction of the Tenant Improvements (“Tenant Improvements Allowance”). Except as provided in paragraph 8(c) below, the Design Allowance and the Tenant Improvements Allowance shall be the maximum contribution by Landlord for the Tenant Improvements Costs, as defined above. Notwithstanding the foregoing, Landlord shall pay the entire cost of the Landlord’s Work and the same shall not be reimbursed from the Design Allowance, Tenant Improvements Allowance or Additional Allowance, nor shall such costs be passed through to Tenant under the Lease. In addition to the Tenant Improvement Costs described above, Tenant shall be permitted to use the Tenant Improvements Allowance to offset Tenant’s costs for moving, cabling, electrical improvements, signage, furniture, third-party construction management services, and a security system for the Premises (collectively, “Tenant’s Related Costs”). The Design Allowance shall be paid to Tenant within thirty (30) days after completion of the Final Plans and Specifications and Landlord’s receipt of a reasonably detailed invoice for the design fees incurred. If any portion of the Design Allowance remains unused following completion of the Space Plan and the Final Plans and Specifications, any remaining balance shall be applied toward the Tenant Improvements Costs and/or Tenant’s Related Costs. If Tenant desires to use any portion of the Tenant Improvements Allowance or the Additional Allowance for Tenant’s Related Costs, Tenant shall provide Landlord with reasonably detailed invoices for such costs and Landlord shall reimburse Tenant for such costs from the Tenant Improvements Allowance and/or the Additional Allowance, as applicable, within thirty (30) days after substantial completion of the Tenant Improvements and Landlord’s receipt of such invoices.

b. If the Tenant Improvements Cost is greater than the Tenant Improvements Allowance, Tenant shall pay such excess Tenant Improvements Cost (“Excess Cost”) to Landlord in cash on a progress payment basis as payments are due to Landlord’s general contractor. Tenant shall pay its pro rata share of each progress payment based upon the ratio of the Excess Cost to the total Tenant Improvements Cost, as such ratio may be adjusted from time to time to account for any increase in the total Tenant Improvements Cost. A ten percent (10%) retainage shall be withheld from each progress payment to Landlord’s general contractor and Tenant shall pay Tenant’s pro rata share of such retainage within thirty (30) days after the Tenant Improvements and any punch-list items have been completed, and a certificate of occupancy, if applicable, has been issued.

c. At Tenant’s written election, Landlord shall provide Tenant with an additional allowance of Five Dollars ($5.00) per rentable square foot (the “Additional Allowance”) to offset any excess Tenant Improvements Costs. If Tenant elects to use all or any portion of the Additional Allowance, the amount actually used by Tenant shall be fully amortized over the initial five (5) year Term with interest thereon at the rate of eight percent (8%) per annum and the monthly amortized amount shall be added to the Base Rent payable under paragraph 4 of this Lease. If Tenant exercises its option to terminate this Lease as provided in paragraph 50 of the Lease, then the entire unamortized balance of the Additional Allowance used by Tenant shall be paid to Landlord concurrently with payment of the Termination Fee.

9. Change Requests. No revisions to the approved Final Plans and Specifications shall be made by either Landlord or Tenant unless approved in writing by both parties. Landlord agrees to make all changes: (i) required by any public agency to conform with governmental regulations, or (ii) reasonably requested in writing by Tenant and approved by Landlord, which approval shall not be unreasonably withheld. Any costs related to such changes shall be added to the Tenant Improvements Cost and shall be paid for by Tenant as set forth in paragraph 8. Costs related to such changes shall include, without limitation, any architectural or design fees and the General Contractor’s price for effecting the change.

10. Punch-list. Within ten (10) days after substantial completion of the Tenant Improvements, Tenant shall conduct a walkthrough inspection of the Premises with Landlord, Architect and General Contractor and complete a punch- list of any portion of the Tenant Improvements that are defective or incomplete items. If Tenant fails to submit a punch- list to Landlord within such ten (10) day period, it shall be deemed that there are no Tenant Improvement items needing additional work or repair. General Contractor shall complete all punch- list items within thirty (30) days after the walk-through inspection or as soon as practicable thereafter. Upon completion of such punch-list items, Tenant shall approve such completed items in writing to Landlord. If Tenant fails to approve such items within fourteen (14) days of completion, such items shall be deemed approved by Tenant.

11. Warranties. Landlord shall represent and warrant that all work and materials incorporated into the Premises as part of the Tenant Improvements will be of new quality construction and will be the subject of such warranties as are customarily furnished to owners in connection with the new construction of improvements such as the Tenant Improvements, but Landlord will transfer to Tenant any manufacturer’s warranties it receives for equipment purchased by the General Contractor. Landlord shall cause all repairs or replacements covered by such warranties to be made by the appropriate contractor or supplier without the same being charged as Additional Rent. In any event, Landlord will warrant the Tenant Improvements against defects for a period not less than one (1) year from the date of completion of the Tenant Improvements. Landlord represents and warrants that it has and will have the funds necessary to pay for and cause the construction of the Tenant Improvements (to the extent of the Tenant Improvements Allowance and Additional Allowance) within the time period provided herein to the extent required herein.

12. Hazardous Materials. In the event that in the course of construction of the Tenant Improvements Hazardous Materials are discovered on or about the Premises that prudent practice or applicable law requires be removed or remediated, Landlord shall promptly perform such work at its sole cost and expense.

Exhibit C-1

SHELL DEFINITION

A)	All site work, including landscaping, parking and site utilities.

B)	Main building lobby including:

i	All surfaces finished

ii	Reception desk

iii	Accoustical panels

iv	Lighting

v	All doors, hardware and glazing installed

C)	Building telephone rooms complete; including all finishes, doors and hardware, glazing and lighting at the First Floor.

D)	Three building exit corridors on the first floor (two stairwells plus lobby) complete on the inside including finishes, doors and hardware, glazing, and lighting (exit corridor not painted). Exit corridor to outside courtyard at rear of Building is not included.

E)	All core, elevator vestibule, fire taped.

F)	Elevator cabs complete; including all finishes, doors, hardware and lighting.

G)	Building stairs complete; including all finishes, doors, and lighting. (no paint in stairwell)

H)	Building mechanical equipment room complete; including all finishes, doors, hardware and lighting. (Rooms unpainted)

I)	Building electrical rooms complete; including all finishes, doors, hardware and lighting. (Rooms are painted)

J)	Building telephone closets complete (less paint and backboard); including all finishes doors, hardware and lighting. (Rooms are painted)

K)	Restrooms complete; including all finishes, doors and hardware, lighting, plumbing, fixtures, life safety devices for shell building, partitions, and accessories installed to meet code and ADA.

L)	Drinking fountains on each floor with a minimum of one (1) on each floor, in compliance with ADA requirements.

M)	Elevator vestibule includes paint, flooring, finish ceiling, lighting. No doors from vestibules to tenant space. If door(s) from vestibule to lobby / corridors are required by code on first floor then Landlord expense.

N)	HVAC ducts and piping distributed to each floor and run out horizontally east-west through each floor.

i	Space Conditioning Specifications:

•	72 degrees design with acceptable range from 68 - 74 degrees for cooling and heating

O)	Main power distribution brought to panel(s) on each floor.

P)	Fire sprinklers and fire protection on each floor as require per code for shell building. Any modifications to the fire sprinklers and fire protection that are required in connection with the Tenant Improvements shall be made by Tenant as part of the Tenant Improvements and shall not be considered Landlord’s Work.

Q)	Main telecommunications floor penetrations (to be fire caulked to meet UL standards or as required by code).

R)	Loading docks and dock vestibule complete, including all finishes, doors, hardware, electrical and lighting.

S)	Water tight shell.

Exhibit D

COMMENCEMENT DATE MEMORANDUM

The undersigned parties agree that the Commencment Date under and as defined in the Lease Agreement dated September     , 2004, entered into between the parties is             , 2005.

LANDLORD:	TENANT:

Christensen Holdings, L.P., a California limited partnership	PalmSource, Inc., a Delaware corporation

By:	By:
Its:	Its: